As filed with the Securities and Exchange Commission on May 7, 2003
                                         Registration No. 333-98973
----------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             AMENDMENT NO. 4 TO

                                   FORM SB-2

         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             Wireless Wizard, Inc.
             ----------------------------------------------
             (Name of small business issuer in its charter)

     Nevada                          6770                       91-2035655
-----------------          --------------------------        ---------------
(State or other            (Primary Standard of              (IRS Employer
jurisdiction of             Industrial Classification         Identification
Incorporation or            or Code Number)                   Number)
Organization)

                                 Wireless Wizard, Inc.
                             10455 Tahiti Way, Suite 217
                              Marina del Rey, CA  90292
                             Telephone:  714-926-9981
----------------------------------------------------------------------------
(Address and telephone number of principal executive offices and principal place of business.)
-----------------------------------------------------------------------------
                                   Copies to:
                             Thomas C. Cook, Esq.
                       Thomas C. Cook & Associates, Ltd.
                         4955 South Durango, Suite 214
                            Las Vegas, Nevada 89113
                             Phone:  (702) 952-8520
                             Fax:    (702) 952-8521
-----------------------------------------------------------------------------
           (Name, address and telephone number of service agent)
-----------------------------------------------------------------------------
Approximate date of commencement of proposed sale to public:

As soon as practicable after the registration statement becomes effective.

                       ----------------------------------

If this Form is filed to register additional securities for an offering according to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___X___
If this Form is a post-effective amendment filed according to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /_______
If this Form is a post-effective amendment filed according to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /_______
If delivery of the prospectus is expected to be made according to Rule 434, please check the following box. / /_______
                       -------------------------------

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on a date as the SEC, acting pursuant to said Section 8(A), may determine.
       ---------------------------------------------------------

Prospectus (Subject to completion): Dated  [Date], 2003.


============================================================================
TITLE OF EACH                                PROPOSED
CLASS OF                         PROPOSED    MAXIMUM
SECURITIES         AMOUNT        OFFERING    AGGREGATE      AMOUNT OF
TO BE              TO BE         PRICE PER   OFFERING       REGISTRATION
REGISTERED         RESISTERED    SHARE(1)    PRICE(1)       FEE
Common Stock
$0.001 par value   3,000,000     $0.02       $60,000        $5.52
                   ---------------------------------------------------------
TOTAL              3,000,000     $0.02       $60,000        $5.52
============================================================================


Estimated solely for the purpose of calculating the registration fee and pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(A) of The Securities Act of 1933 or until this Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(A),may determine.


[Note: The following section of cross referenced material is not to appear in the prospectus itself.]

                   PART I - INFORMATION REQUIRED IN PROSPECTUS

Cross Reference Sheet showing the location in prospectus of information required by items of Form SB-2

Item No. Required Item                     Location of Caption in Prospectus
-------- ----------------------------      ---------------------------------
1.       Forepart of the Registration         Cover Page; Outside
         Statement and outside front          front page of
         cover of prospectus                  prospectus

2.       Inside front and outside back        Inside Front and
         cover pages of prospectus            outside back cover
                                              pages of prospectus

3.       Summary Information and Risk         Prospectus Summary;
         Factors                              Risk Factors

4.       Use of Proceeds                      Use of Proceeds

5.       Determination of Offering Price      Prospectus Summary -
                                              Determination of Offering
                                              Price; Risk Factors

6.       Dilution                             Dilution

7.       Selling Security Holders             Not Applicable

8.       Plan of Distribution                 Plan of Distribution

9.       Legal Proceedings                    Legal Proceedings

10.      Director, Executive Officer,         Management
         Management, Promoters and
         Control Persons

11.      Security Ownership of certain        Principal Shareholders
         Beneficial Owners and Management

12.      Description of Securities            Description of
                                              Securities

13.      Interest of named experts and        Legal Matters; Experts
         counsel

14.      Disclosure of Commission             Statement as to
         Position on Indemnification          Indemnification
         for Securities Act Liabilities

15.      Organization within last five        Management, Certain
         years                                Transactions

16.      Description of Business              Proposed Business

17.      Management's Discussion and
         Analysis or Plan of Operation        Plan of Operation

18.      Description of Property              Proposed Business

19.      Certain Relationships and            Certain Transactions
         Related Transactions

20.      Market for Common Equity and         Prospectus Summary, Market for
         Related Stockholder Matters          Registrant's Common Stock and
                                              Related Stockholders' Matters;
                                              Shares Eligible for Future
                                              Sale

21.      Executive Compensation               Management

22.      Financial Statements                 Financial Statements

23.      Changes in and Disagreements         Not Applicable
         with Accountants on Accounting
         and Financial Disclosure

          PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

24.      Indemnification of                   Indemnification of
         Officer/Director                     Officer/Director

25.      Other Expenses of Issuance and       Other Expenses of
         Distribution                         Issuance and Distribution


26.      Recent Sales of Unregistered         Recent Sales of Unregistered
         Securities                           Securities

27.      Exhibits                             Exhibits

28.      Undertakings                         Undertakings

Prospectus
----------
                            WIRELESS WIZARD, INC.

                       3,000,000 shares of Common Stock
                             $0.02 per share.
                       Minimum Purchase: 1,000 shares

This is Wireless Wizard, Inc.'s initial public offering.

Prior to this offering, no public market exists for these shares. This offering is being made on a best efforts basis. It will expire 90 days from the date of this prospectus. The offering will not be extended.

Investing in common stock involves risks that are described in the "Risk Factors" section beginning on Page 8 of this prospectus.

                             ---------------------
                              Offering Information
                              --------------------

=========================================================================
                       Shares      Price To  Selling          Proceeds To
                       Offered     Public    Commissions      Company
Per share:
Min. Share Amount      1,000,000   $0.02    $0.00            $20,000
Max. Share Amount      3,000,000   $0.02    $0.00            $60,000
=========================================================================

We are offering for sale 3,000,000 shares of common stock, at a purchase price of $0.02 per share. The shares shall be sold exclusively by us on a direct participation basis for a period of ninety days. This offering will be conducted directly by us through our officer/director according to the safe harbor provisions of Rule 3a4(1) of the Securities Exchange Act of 1934. The minimum offering or proceeds to be raised is $20,000. The maximum offering or proceeds to be raised is $60,000. The proceeds held in escrow will be returned promptly if the minimum is not reached.

Our offering is being made in compliance with Rule 419 of SEC Regulation C, under which the offering proceeds and the securities to be issued to purchasers will be placed in an escrow account until the offering has been reconfirmed by our shareholders and a business has been acquired in accordance with the provisions of that rule. Up to 80% of the offering may be purchased by our officer/director, who is also our sole shareholder, and any of his affiliates or associates on the same terms, though not with an intention to resell such shares shortly thereafter, as shares owned by our officer would be restricted. No public market may ever develop. Even if a market develops, you may not be able to sell your shares.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS OFFERING INVOLVES A SPECULATIVE INVESTMENT AND A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE THE SECTION TITLED "RISK FACTORS" BEGINNING ON PAGE 8.

              The date of this prospectus is [Date], 2003

                         TABLE OF CONTENTS
                         -----------------

PROSPECTUS SUMMARY......................................... 4
LIMITED STATE REGISTRATION................................. 5
SUMMARY FINANCIAL INFORMATION.............................. 7
RISK FACTORS............................................... 8
YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419..... 16
DILUTION.................................................. 18
USE OF PROCEEDS........................................... 19
PLAN OF DISTRIBUTION...................................... 24
PROPOSED BUSINESS......................................... 26
PLAN OF OPERATION......................................... 34
DESCRIPTION OF CAPITAL STOCK.............................. 34
SHARES ELIGIBLE FOR FUTURE SALE........................... 37
MANAGEMENT................................................ 37
CONFLICT OF INTEREST...................................... 39
PRINCIPAL SHAREHOLDERS.................................... 41
CERTAIN TRANSACTIONS...................................... 43
WHERE CAN YOU FIND MORE INFORMATION .......................43
MARKET FOR OUR COMMON STOCK................................44
REPORTS TO STOCKHOLDERS................................... 46
LEGAL MATTERS............................................. 46
EXPERTS................................................... 46
FINANCIAL STATEMENTS.....................................F-1a-11a
FINANCIAL STATEMENTS.....................................F-1b-11b
INDEMNIFICATION OF DIRECTORS AND OFFICERS................. 49
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION............... 50
RECENT SALES OF UNREGISTERED SECURITIES................... 51
EXHIBITS.................................................. 52
UNDERTAKINGS.............................................. 52
Signatures................................................ 53
Index to Exhibits......................................... 55

                 Dealer Prospectus Delivery Obligation

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction in which such an offer or solicitation would be unlawful. The delivery of this prospectus shall not under any circumstances create any implication that there has not been any change in our affairs since the date of delivery; however, any changes that may have occurred are not material to an investment decision. In the event there have been any material changes in our affairs, a post-effective amendment will be filed. We reserve the right to reject any order, in whole or in part, for the purchase of any of the shares offered.

Until 90 days after the date when the funds and securities are released from the escrow account, all dealers effecting transactions in the shares, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.

                                Prospectus Summary

                                WIRELESS WIZARD, INC.
                             10455 Tahiti Way, Suite 217
                              Marina del Rey, CA  90292

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. BECAUSE THIS IS A SUMMARY, IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE RECEIVING A DISTRIBUTION OF OUR COMMON STOCK. YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY.

We were organized under the laws of the State of Nevada on June 28, 1999, under the name Wireless Wizard, Inc. We are a, "blank check company" regulated by Rule 419 of Regulation C, we have neither engaged in any operations nor generated any revenues to date. The Company has been dormant since its date of inception until July, 2002.

We were organized as a vehicle to acquire or merge with an existing business or company. A company with this purpose and structure is referred to as a "blank check company" as defined in Rule 419 of Regulation C under the Securities Act of 1933. We have not yet identified any specific target business or company.

More about Rule 419:
--------------------

The securities purchased by you and other investors and the funds received in the offering will be deposited and held in an escrow account until an acquisition meeting specific criteria is completed. Once that agreement has been executed, we will update the registration statement with a post-effective amendment. This will give details of the acquisition. You will then have 45 days to reconfirm your investment. Investors who do not reconfirm will receive a refund. Funds and securities will be released once the escrow agent is satisfied that all provisions have been met and the transaction has closed. (See "Your Rights under Rule 419.")

Persons should not purchase shares in the offering if they expect short-term earnings or appreciation in the value of our company.

The Offering:
-------------
Securities offered               3,000,000 shares of common stock, $0.001
                                 par value, maximum offering.

                                 1,000,000 shares of common stock, $0.001 par value, minimum offering.

                                 These shares are being offered on a direct participation basis; that is, they are to be self-underwritten.

                                 $0.02 per share.
                                 (See "Description of Capital Stock".)

Common stock outstanding         4,000,000 shares
prior to the offering
Common stock to be               7,000,000 shares (maximum offering)
outstanding after the offering   5,000,000 shares (minimum offering)

Dilution: Dilution to the investors in this offering will be approximately $0.0192 (minimum offering per share) and $0.0137 (maximum offering).

Dividends: No dividends have yet been paid and none will be paid in the foreseeable future.

Limited State Registration: Initially, our securities may be sold in Nevada only. (See "Special State Law Considerations" for a discussion of the resale limitations that result from this limited state registration.)

Use of Proceeds: If the maximum shares are sold, the gross proceeds of this offering will be $60,000; if the minimum, $20,000. Though we could request 10% of these funds under Rule 419 prior to the reconfirmation, we do not intend to do so. Less approximately $2,750 in escrow and offering expenses, proceeds will be used to defray the costs of finding and consummating a business combination.

Plan Of Distribution: Our executive officer, Mr. Ed DeStefano, will sell all shares. He will receive no compensation or commissions for doing so, and will limit his activities in the making of this offering to delivering this prospectus and answering questions from prospective investors. Though reserving the right to do so, management will not use broker-dealers in the making of this offering.

Proposed Business: WIRELESS WIZARD will not restrict its search to any particular business, industry, or geographical location, and may evaluate and enter into any type of business in any location. In seeking a business venture, the decision of management will be based on the business objective of seeking long-term capital appreciation in the real value of the business acquired by Wireless Wizard, Inc.

The analysis of new businesses will be undertaken by or under the supervision of our officer/director. It is anticipated that the analysis of specific proposals and the selection of a business will take several months, to which additional months will be added by the reconfirmation process of Rule 419.

For details of the way in which an acquisition might be structured, see "Proposed Business: Form and Structure of Acquisition."

Daily Operations: Until an active business is commenced or acquired, we will have only one employee, our sole officer, for day-to-day operations.

Plan of Operation: As of December 31, 2002, we have no significant expenses with the exception of incorporation fees, accounting fees, SEC filing fees, and escrow establishment fees. Virtually all of our expenses, to be funded by the money in our treasury or by management, are attributable to our efforts to identify a suitable acquisition candidate and close the acquisition. Up to that time, we anticipate our expenses to be limited to accounting, legal, transfer agent, and filing fees, plus telephone and mailing expenses.

Management: Mr. Ed DeStefano of Marina del Rey, California is the sole officer, director, and shareholder of Wireless Wizard, Inc. He has limited business experience; this is his first experience with a 419 company. He currently receives no salary or other compensation and devotes time to Wireless Wizard, Inc. in and around other activities.

Method of Subscribing: Prospective investors should make their checks payable to Wireless Wizard, Inc., c/o Southwest Escrow Company (escrow agent) and remit the checks and subscription agreements to Southwest Escrow Company, 8215 S. Eastern Avenue, Suite 100, Las Vegas, Nevada 89123. Subscriptions may not be withdrawn once made except in accordance with applicable law.

We reserve the right to reject all or part of any subscription at our sole discretion even if payment is made, and to withdraw this blank check offering at any time prior to our acceptance of the subscriptions received.

                          SUMMARY FINANCIAL INFORMATION
                          -----------------------------

The table below contains certain summary historical financial data for Wireless Wizard, Inc. The historical financial data for the period ended December 31, 2002 has been derived from our financial statements appearing elsewhere in this prospectus and should be read in conjunction with those financial statements and the notes to them.

CAPTION>

                                                          June 28, 1999
                                                         (Inception) to
                                                        December 31, 2002
                                                        -----------------
INCOME STATEMENT:
Net Sales                                                    $     0

Net (loss)                                                   $(6,470)


BALANCE SHEET (at end of period):
 Cash on Hand                                                $     0
                                                             -------
Total Assets                                                 $     0
Total Indebtedness                                           $     0

Total Shareholders Equity                                    $     0


PER SHARE(1):
Income per common share                                      $     0
Net Income per common share (at end of period)               $ (0.00)
Net Income per share on a fully dilated basis                $ (0.00)


(1) Number of shares of common stock outstanding during period was 4,000,000.

This offering will expire 90 days from the date of this prospectus. The offering will not be extended.

                                  RISK FACTORS
                                  ------------

There is a high degree of risk associated with an investment in our common stock. You should know that our business, financial condition or results of operations, and, more importantly, that of any business we acquire, could be materially and adversely affected by any of the following risks. You should carefully consider the following factors in addition to the other information in this prospectus before considering the purchase of shares.


We have no operating history or revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination.
---------------------------------------------------------------------------

We have had no recent operating history nor any revenues or earnings from
operations since our inception.   The company has been inactive from
its date of inception until June, 2002. We consider ourselves a "blank check company," with no operations, who needs to identify an acquisition and merger opportunity. Our failure to find a merger opportunity would result in discontinuing our limited operations. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

We are in a highly competitive market for a small number of business opportunities, there is a risk that we would be unable to identify a merger candidate, and subsequently cease operations as a blank check company.
---------------------------------------------------------------------------

The Company is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us.

Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete in seeking merger or acquisition candidates with numerous other small public companies. We have neither conducted, nor have others made available to us, results of market research indicating that market demand exists for the transactions we contemplate. Moreover, we do not have, and do not plan to establish, a marketing organization. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination.

You will not have access to your funds while they are held in escrow.
---------------------------------------------------------------------

If we are unable to locate an acquisition candidate meeting these acquisition criteria, you will have to wait twelve (12) months from the date of the effectiveness of this prospectus before a proportionate portion of your funds are returned, without interest. You will be offered return of your proportionate portion of the funds held in escrow only upon the reconfirmation offering required to be conducted upon execution of an agreement to acquire an acquisition candidate that represents 80% of the maximum offering proceeds. Additionally, your funds will be returned if we do not achieve the minimum offering within ninety (90) days after the effective date of this registration statement.

The issuance of additional stock to consummate a business combination will reduce your percentage of ownership in the Company, and reduce the value of your shares.
----------------------------------------------------------------------------

Our primary plan of operation is based upon a business combination with a private concern that, in all likelihood, would result in the issuance of our securities to the shareholders of the private company. The issuance of previously authorized and unissued common stock would result in reduction in percentage of shares owned by present and prospective shareholders of the Company and may result in a change in control or management.


There may be limitations on your shares and you may be unable to sell your shares.
-----------------------------------------------------------------------------

Initially, our securities may be sold in Nevada. If we fail to obtain a coordinated State permit to sell these securities in Nevada, we plan to offer and sell this offering to accredited investors pursuant to exemptions
from registration in a limited number of States.   This could limit our
ability to achieve the minimum offering, and subsequently would force us to promptly return the proceeds held in escrow, and further prevent us from finding a merger candidate.


You are subject to dilution which will lower the value of your shares.
----------------------------------------------------------------------

The difference between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value by the number of shares of common stock outstanding.

Assuming the sale of the maximum number of shares based on our financial statements as of December 31, 2002, new investors will incur an immediate dilution of approximately $0.013 or 54.8% per share after the offering of the maximum number of shares is consummated. The existing stockholder of our company acquired his shares of common stock at a price of $0.001 per share which is $0.024 per share lower than the offering price of the shares. Accordingly, new investors will bear virtually all of the risks inherent in an investment in this company. (See DILUTION.)

There may not be a public market for the shares you buy and you would be unable to sell your shares.
------------------------------------------------------------------------

There is no current trading market for the shares, nor can we say for certain that a trading market will develop, or, if a trading market does develop, that it will be sustained even after we identify a merger candidate and consummate a business combination. The shares, to the extent that a market develops for the shares at all, will likely appear in what is customarily known as the "pink sheets" or on the Over-the-Counter
Bulletin Board, which may limit the marketability and liquidity of the shares. (See Risk Factor, "There are rules for low-priced stocks that may affect your ability to resell your shares.")

According to Rule 419, all shares issued by a blank check company, must be placed in the Rule 419 escrow account. These shares will not be released from the Rule 419 escrow until (1) the consummation of a merger or acquisition as provided for in Rule 419, or (2) the expiration of twelve (12) months from the date of this prospectus. There is no present market for our common stock and there is no likelihood of any active and liquid public trading market developing following the release of securities from the Rule 419 escrow. Thus, stockholders may find it difficult to sell their shares.


You may ask for your funds to be returned prior to any acquisition; however, you will not be given the opportunity to approve or disapprove any particular business acquisition.
---------------------------------------------------------------------------

Although you may request the return of your funds in connection with the reconfirmation offering required by Rule 419, you may not be afforded an opportunity specifically to approve or disapprove any particular business reorganization or acquisition. Our officer/director will be able to consummate an acquisition of or by us without the approval of our shareholders.

Certain circumstances could constitute exceptions. Under applicable corporate law, only in the event of a merger, consolidation, or the sale of all or substantially all of our assets, will you as a shareholder have the right to object to the merger, consolidation, or sale and assert your dissenter's right to appraisal of your shares. Similar restrictions apply if an acquisition is consummated in the form of an exchange of securities. Though ultimately protected by the reconfirmation, this could adversely affect the furthering of your interests within the structure of Wireless Wizard, Inc.

There can be no assurance of profitability after an acquisition and we would be unable to continue in business.
-------------------------------------------------------------------------

We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria that we will require a target business opportunity to have achieved. Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other characteristics that are indicative of development stage companies.

The requirement of audited financial statements may disqualify potential business opportunities as the nature of their business or their bookkeeping would not allow an auditor to perform the required audit.
-------------------------------------------------------------------------

Management believes that any potential business opportunity must provide audited financial statements for review for the protection of all parties to the business combination. One or more attractive business opportunities may choose to forego the possibility of a business combination with us, rather than incur the expenses associated with preparing audited financial statements.

Since we have very limited capital, we may be required to find additional financing, which may be unavailable to us, and as such, we would be forced to close our business.
---------------------------------------------------------------------------

As of December 31, 2002, there were $0 in assets and $0 in liabilities. There was no money available in our treasury as of December 31, 2002. Assuming the sale of all the shares in this offering, we will receive net proceeds of approximately $60,000, all of which must be deposited in the escrow account.
It is unlikely that we will need additional funds, but we may if an acquisition candidate insists we obtain additional capital. We may require additional financing in the future in order to close a business combination. This financing may consist of the issuance of debt or equity securities. These funds might not be available, if needed, or might not be available on terms acceptable to us.

We are dependent on one officer with no investment background experience or expertise and limited time available in identifying a suitable merger candidate, this will hamper our ability to find a suitable merger candidate.
----------------------------------------------------------------------------

Our sole officer/director, Ed DeStefano, has limited business experience; this is his first experience with a 419 company. As such, he has no investment background experience or expertise in identifying a suitable merger candidate for Wireless Wizard. Notwithstanding the combined limited experience and time commitment of management, loss of his services would adversely affect the development of our business and its likelihood of continuing operations.
Our sole officer plans to spend little to no time with the company until this Registration is approved. As he will not devote his full time to the company, we may end up missing a target opportunity for business combination . Once this registration is approved, the officer will spend 10-12 hours per week, implementing the offering process.

Upon a business combination, it is most likely our management will leave the company, and the new management may lack the experience to successfully run the business.
---------------------------------------------------------------------------

We anticipate we will experience a change of control upon the closing of a business combination. In addition, our current managers and directors will very probably resign. We cannot assure you of the experience or qualification of new management either in the operation of our activities or in the operation of the business, assets, or property being acquired. As such, despite our intention to negotiate the best possible deal for our stockholders, no guarantee can be given that new management will be responsible in that regard.

A substantial amount of control is held by present management, who my elect to sell his stock at a premium, where other investors may not have the same opportunity.
---------------------------------------------------------------------------

It should be noted that our principal officer's shares are not being registered on this registration statement, and therefore, he cannot sell his shares when this registration statement is declared effective. No such sales, however, can be consummated before the registration statement has been made effective.

The sole officer/director of Wireless Wizard, Inc. currently owns 100% of the common stock presently issued and outstanding. He paid $4,000 for these shares. He may, in connection with a proposed merger or acquisition transaction, actively negotiate or consent to the purchase of his common stock, though he cannot legally do so until our registration statement has been made effective. A premium may be paid on this stock in connection with such a purchase, but public investors will neither receive any portion of the premium that may be paid nor be afforded an opportunity to approve or consent to any particular stock buy-out. Nor will they be afforded a similar opportunity.

We have not adopted any policy for resolving this conflict. Potential investors should be aware of this contradiction in the structure of this offering.


Our discretion in the use of proceeds may conflict with your wishes which can result in harming our business and financial condition.
-------------------------------------------------------------------------

We have some discretion in the use of proceeds.

Of the $20,000-60,000 offering proceeds deposited into the escrow account, 10%, or $2,000-6,000, may be released to us prior to a confirmation offering in which you reconfirm your investment in accordance with procedures required by Rule 419. We do not intend to request release of the 10% funds. Accordingly, we will receive all of the escrowed funds in the event a business combination is closed under the provisions of Rule 419. We will use these proceeds as indicated in this document under the section titled "USE OF PROCEEDS" but have considerable discretion in deciding how to allocate funds. Investors should be aware of the fact that their wishes may not be reflected in the decisions of management in these matters. If we fail to spend the proceeds effectively, our business and financial condition could be harmed. (See "USE OF PROCEEDS.")

Escrowed securities can only be transferred under limited circumstances which adversely affects your ability to retrieve your funds held in escrow.
-----------------------------------------------------------------------------

No transfer or other disposition of the escrowed securities is permitted other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 7 of the Employee Retirement Income Security Act, or the related rules. Under Rule 15g-8, it is unlawful for any person to sell or offer to sell the securities or any interest in or related to the securities held in the Rule 419 escrow account other than under a qualified domestic relations order in divorce proceedings. Therefore, any and all contracts for sale to be satisfied by delivery of the securities and sales of derivative securities to be settled by delivery of the securities are prohibited. You are further prohibited from selling any interest in the securities or any derivative securities whether or not physical delivery is required.

The offering price has been arbitrarily determined and you run the risk of paying an amount in excess of what you will ultimately receive.
---------------------------------------------------------------------------

We have arbitrarily determined the offering price of $0.02 per share. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among factors we considered in determining the offering price were:

o  Our limited financial resources
o  The amount of equity desired to be retained by present shareholders
o  The amount of dilution to the public
o  The general condition of the securities markets

In net, it is entirely possible that the facts and circumstances surrounding Wireless Wizard, Inc. have been interpreted incorrectly and that the price has been set too high.

There may be tax consequences to our activities which may adversely effect the company or your investment.
----------------------------------------------------------------------------

In the course of any acquisition or merger we may undertake, a substantial amount of attention will be focused upon federal and state tax consequences both to us and the acquisition candidate. Presently, under the provisions of federal and various state tax laws, a qualified reorganization between business entities will generally result in tax-free treatment to the parties to the reorganization. While we expect to undertake any merger or acquisition so as to minimize federal and state tax consequences both to us and the acquisition candidate, such business combination might not meet the statutory requirements of a reorganization, or the parties might not obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have a substantial adverse effect on us.


Our auditor has issued an opinion that raises substantial doubt about our ability to continue as a going concern, which may result in a discontinuance of our operations.
----------------------------------------------------------------------------

We experienced operating losses for the period ended December 31, 2002. The future of our Company is dependent upon our ability to obtain financing and upon future profitable operations from the development of our business opportunities. This concern has been expressed by our auditor in our financial statements. These conditions raise substantial doubt about our Company's ability to continue as a going concern.


                          FORWARD-LOOKING STATEMENTS
                          --------------------------

This prospectus contains forward-looking statements. We intend to identify forward-looking statements in this prospectus using words such as "believes," "intends," "expects," "may," "should," "plan," "projected," "contemplates," "anticipates," or similar statements. These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in the Risk Factors section. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.

             YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE
             -------------------------------------------------

It is important that you know that we have had absolutely no preliminary contact or discussion with any representatives of any business regarding the possibility or potential for any acquisition or merger. This offering is being conducted according to Rule 419. You have certain rights and will receive the substantive protection provided by this Rule. To that end, the securities purchased by you and other investors and the funds received in the offering will be deposited and held in the escrow account until an acquisition meeting specific criteria is completed. The escrow account is non interest-bearing and the funds deposited in it are held for the named purchasers. Additionally, Rule 10b-9 applies only until we meet the minimum offering of $20,000, after that time, you cannot expect the protection provided under the Rule.

You should be aware as well of certain trading restrictions on securities held in escrow accounts subject to Rule 419. According to Rule 15g-8 of the Exchange Act, it is unlawful for any person to sell or offer to sell any security that is deposited and held in an escrow or trust account pursuant to Rule 419 under the Securities Act of 1933, or any interest in or related to such security, other than pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

Acquisition criteria
---------------------

Rule 419 requires that, before the funds and the securities can be released, we must first execute an agreement to acquire a candidate meeting certain specified criteria. Rule 419(e) requires that "the fair value of the business(es) or net assets to be acquired represents at least 80 percent of the maximum offering proceeds." For purposes of this offering, the fair value of the business or assets to be acquired must be at least 80% of $60,000, that is $48,000.

We will not acquire or merge with any business or company to which our officer/director or any associated person has any relationship. Any merger or acquisition will be strictly at arm's length. This is not a requirement provided by Rule 419, these our the conditions provided by our company to any subsequent acquisition. While we do not anticipate seeking an independent appraisal of any proposed merger or acquisition, we do intend to fully disclose the nature and terms of any business combination in a post-effective amendment.

Post-effective amendment
------------------------

Once the agreement governing the acquisition of a business meeting the required criteria has been executed, Rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate and its business, including audited financial statements, the results of this offering, and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the funds and securities can be released from escrow. (See the next section, "Reconfirmation of offering," for a detailed listing of those conditions.)


Reconfirmation of offering
---------------------------

The reconfirmation offer must commence after the effective date of the post-effective amendment. Under Rule 419, the terms of the reconfirmation offer must include the following conditions:

o The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within 5 business days after the effective date of the post-effective amendment.

o Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

o If you do not receive written notification or if you receive notification that an investor has decided not to reconfirm an investment within 45 business days following the effective date, the proportionate portion of the funds, less the cost of this offering, which is estimated to be $2,000, held in the escrow account on your behalf will be returned to you within 5 business days by first class mail or other equally prompt means.

o If a closed acquisition has not occurred by [Date], 2004, twelve (12) months from the date of this prospectus, the funds held in the escrow account shall be returned to all investors on a proportionate or pro-rata basis within 5 business days by first class mail or other equally prompt means.

Release of securities and funds.
--------------------------------

The funds will be released to us, and the securities will be released to you, only after the escrow agent has received a signed representation from us and any other evidence acceptable by the escrow agent that:

o We have executed an agreement for the acquisition of an acquisition candidate.

o The fair market value of the business to be acquired represents at least 80% of the maximum offering proceeds.

o  We have filed the required post-effective amendment.

o  The post-effective amendment has been declared effective.

o We have satisfied all of the prescribed conditions of the reconfirmation offer.

o  The transaction to acquire the business has closed.


                               DILUTION
                               --------

The dilution to investors in this offering is constituted by the difference between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of shares of common stock outstanding.

Dilution arises mainly from the arbitrary decision by us as to the offering price per share. Dilution of the value of the shares purchased by the public in this offering will also be due, in part, to the lower book value of the shares presently outstanding, and in part, to expenses incurred in connection with the public offering.

Net tangible book value is equal to the net tangible assets of the company. The net tangible assets of the company are equal to the total assets less the total liabilities and intangible assets. (See "Financial Statements.")

As of December 31, 2002, Wireless Wizard, Inc. had audited net tangible book value of $0. The net tangible book value is equal to the total tangible assets less the total liabilities. The net tangible book value deficit per share of common stock is approximately $0.00. (See "Certain Transactions.")

The information below sets forth the dilution to persons purchasing shares in this offering without taking into account any changes in the net tangible book value of Wireless Wizard, Inc. after December 31, 2002, except the sale of the minimum and maximum number of shares offered at the public offering price and receipt of the net proceeds from that sale.


DILUTION

                                            Minimum          Maximum
                                            -------          -------
Public Offering Price Per Share             $0.02           $0.02

Price Paid By Sole Officer Per Share        $0.001           $0.001

Net Tangible Book Value Per Share           $0.001           $0.001
Before Offering

Net Tangible Book Value Per Share
After Offering                              $0.0058          $0.0113

Increase Per Share Attributable to
Payment by Public Investors                 $0.0048          $0.0103

Dilution Per Share to Public Investors
Percentage                                    78.8%           54.86%
Numerical                                   $0.019           $0.013


There are no warrants, options, rights or convertible securities currently outstanding.


                             USE OF PROCEEDS
                             ---------------

If the maximum shares are sold, the gross proceeds of this offering will be $60,000; if the minimum, $20,000. While Rule 419, prior to the reconfirmation of the offering permits 10% of the funds ($6,000 and $2,000, respectively) to be released from escrow to us, we do not intend to request release of these funds. This offering is contingent on the minimum offering being sold and will be sold on a first come, first served basis. If subscriptions exceed the amount being offered, these excess subscriptions will be promptly refunded without deductions for commissions or expenses. Accordingly, we will receive these funds in the event a business combination is closed in accordance with Rule 419.

Under Rule 419, after the reconfirmation offering and the closing of the business combination, and assuming the successful completion of this offering, $60,000, plus any dividends received but less any amount returned to investors who did not reconfirm their investment under Rule 419, will be released to us. This refund to investors would also take place if the minimum number of shares is not obtained, if an acquisition is not consummated within twelve (12) months, or if a substantial number of investors do not reconfirm their investments.

We estimate the cost of finding and consummating a business combination could run as much as $20,000 in legal and accounting fees. This expense would be in addition to the expected $2,000 in costs over the next twelve months for accounting, legal, telephone and mailing fees. If for some reason a proposed acquisition does not occur, our management will absorb the cost personally. We have not incurred and do not intend to incur in the future any debt from anyone other than our management for our organizational activities. Debt to management will not be repaid. Management is not aware of any circumstances that would change this policy. Accordingly, no portion of the proceeds are being used to repay debt. Our management has agreed to pay the expenses of the offering, the anticipated expenses over the next twelve months, and the cost of business combination which is not consummated.

As we have not started the process of investigating potential acquisition candidates, it is difficult to determine the percent of proceeds to be used for this purpose.

We have considerable discretion over how to use a significant portion of the net proceeds of this offering. We cannot assure investors that our use of the net proceeds will not vary substantially due to unforeseen factors. The proceeds if and when made available to use will be used to pay the following expenses in the order stated:

USE OF PROCEEDS

                                                      MINIMUM    MAXIMUM
                                                      -------    -------
Offering expenses(1)                                  $  2,000   $  2,000
Transfer agent fees                                      1,000      1,000
Escrow fees(2)                                             750        750
                                                      --------   --------
TOTAL OFFERING EXPENSES                                  3,750      3,750
Other Expenses: (2)
   Legal                                                 8,000     43,000
   Accounting and audits                                 5,000     10,000
   Reimbursement for operational expenses                2,000      2,000
   Miscellaneous                                         1,250      1,250
                                                      --------   --------
TOTALS (3)                                              20,000     60,000

(1) Offering expenses include printing of the prospectus, and its associated mailing costs

(2) Other expenses include: legal fees to evaluate any potential business combination, perform the required due diligence, prepare the legal opinions and paperwork; accounting and audit fees include the preparation of the required audits for the post-effective amendment and subsequent filings; reimbursement for operational expenses include monies paid by the officer of the Company to keep the Company operational, e.g., annual corporation fees, payment for financials and legal work to for filing the required Form 10's once this registration becomes effective; and miscellaneous expenses include any unforeseen costs, such as advertising costs to find a merger candidate. If we are unable to find a merger candidate on our own, we may consider advertising for a merger candidate in business journals or the Wall Street Journal.

(3) All offering proceeds will be held in escrow pending a business combination. We will not request a release of 10% of these funds under Rule 419.


Upon the consummation of a business combination and the reconfirmation of the investors' purchase of the shares, the balance of the deposited funds will be released to us. Once the funds are released from escrow, they may be used to offset the expenses of consummating a business combination, including legal fees for the preparation and filing of a post-effective amendment to the registration statement. We anticipate our largest out of pocket expense will be fees associated with the SEC's filing requirements. These expenses are expected to be incurred if and when a post-effective amendment is filed. However, we cannot anticipate the costs of the acquisition transaction or the conditions of any merger, which will not take place until an acquisition candidate has been identified and reconfirmation of the offering has been obtained. If and when an acquisition takes place, the determination for use of proceeds will either be made by our sole officer/director or as the potential acquiree might determine to complete the acquisition and post-effective amendment.

No portion of the proceeds of the offering will be paid to our officer/ director or his affiliates or associates. Offering expenses of $2,000 will be paid from the offering Proceeds.

The offering proceeds are expected to include incidental expenses related to the marketing of our company as a vehicle for a merger candidate seeking to become fully reporting, as well as for incidental operational expenses including basic office supplies. To the extent that these funds are not used, they will be deposited in an interest-bearing money market account which will be available to the merger candidate upon consummation of a merger or acquisition.

If the funds raised in this offering are insufficient, the company may seek to obtain additional financing through offerings of equity and/or debt securities. It is unlikely that we will seek loan financing as the costs of our operations are negligible and we do not expect to incur any significant additional costs. However, if we are able to raise only the minimum amount of $20,000, and no additional funds are secured, then we face the risk that our company might be under-funded, placing all investments substantially at risk. Under those circumstances, we might attempt to borrow funds. Any loan we undertook would be repaid in lump sum from the proceeds we expect to derive from the sale of the company to a merger candidate upon receipt of final payment.

Other Arrangements
------------------

Wireless Wizard, Inc. has no agreement or understanding, express or implied, with its officer/director or any of his affiliates or associates regarding employment with the Company or compensation for services. It has no plan, agreement, or understanding, express or implied, with his, or any affiliates regarding the issuing of any shares of authorized and unissued common stock.

The existing officer/director does reserve the right to acquire shares in this offering. There is no understanding, however, between him and WIRELESS WIZARD, Inc. regarding the sale of all or a portion of the common stock he currently holds in connection with any future participation by WIRELESS WIZARD in a business, or any other plans, understandings, or arrangements by which he or his affiliates would receive funds, stock, or other assets in such a connection. Nor have any advances have been made or contemplated by WIRELESS WIZARD to Mr. DeStefano or anyone connected to him.

Except for reimbursement of offering costs and expenses he may have incurred on WIRELESS WIZARD's behalf, no portion of the net proceeds of the offering may be paid to our officer/director or any of his associates directly or indirectly, as consultant fees, officer salaries, director fees, purchase of their shares, or other payments. No portion of the net proceeds will be used to make loans to any person. WIRELESS WIZARD will not borrow funds and use the proceeds acquired from the lender to make payments to its officer/director or any of his associates.

Wireless Wizard, Inc. has no agreement or understanding with any consultant or advisor to provide services in connection with any future business acquisition. Though no concrete plans to do so are currently in place, the possibility exists that management may find it to be in the company's best interests to retain the services of such a consultant.

Under no circumstances will Wireless Wizard, Inc. retain the services of its own officer/director or one of his affiliates or associates as a consultant. Compensation to a consultant may take various forms, including one time cash payments, payments based on a percentage of revenues or product sales volume, payments involving issuance of securities (including those of WIRELESS WIZARD, Inc.) or any combination of these or other compensation arrangements.

We estimate that any fees for consultant services paid in cash will not exceed 10% of the amount of the securities it issues to acquire a business. We will not have funds to pay a retainer in connection with any consulting arrangement, and no fee will be paid unless and until an acquisition is completed in accordance with Rule 419.

The following tables set forth the percentage of equity to be purchased by public investors in the offering compared to the percentage equity to be owned by the present stockholder, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by the present stockholder of Wireless Wizard, Inc.


                 Assuming the Minimum Number of Shares Sold
                 ------------------------------------------

                     Shares      Approx. Percent    Total     Approx. Percent
                     Purchased   of Total Shares   Dollars   of Total Dollars
                     ---------   ---------------   -------   ---------------
Public
Stockholders         1,000,000         25.0%       20,000       83.3%

Present
Stockholder          4,000,000         75.0%        4,000       16.7%
                     ---------         -----      -------      ------

Totals               5,000,000        100.0%       24,000      100.0%

                Assuming the Maximum Number of Shares Sold
                ------------------------------------------

Public
Stockholders         3,000,000         42.8%       60,000       93.7%

Present
Stockholder          4,000,000         57.2%        4,000        6.3%
                     ---------         -----       ------      ------

Totals               7,000,000        100.0%       65,000      100.0%


                          PLAN OF DISTRIBUTION
                          --------------------
General

We are offering a minimum of 1,000,000 and a maximum of 3,000,000 shares at the purchase price of $0.02 per share on a direct participation basis.
The proceeds held in escrow will be returned promptly if the minimum is not reached.

This offering will expire 90 days from the date of this prospectus. The offering will not be extended. The company may allocate among or reject any offers to purchase, in whole or in part. Moreover, our officer/director may purchase shares on the same terms, though not with an intention to resell such shares shortly thereafter, as shares owned by our officer would be restricted.

The shares will be offered and sold only to residents in the State of Nevada.
We have not yet registered this offering in these States, but we intend to do so following the effectiveness of this Registration. (For details, see "Special State Law Considerations," below, especially as to limitations this places on resale or transfer of shares.)

Our executive officer, Mr. Ed DeStefano, will sell all shares in this offering. He only has friends and acquaintances who primarily reside in Nevada, and as such is limiting the offering within this State. He will inform his friends and acquaintances upon delivery of this prospectus regarding the status of the State Registration. He will receive no compensation or commissions with respect to them.

The proceeds received under this offering will be deposited in a non-interest bearing insured escrow account with Southwest Escrow Company, whose address is 8215 S. Eastern, Suite 100, Las Vegas, Nevada 89123 (escrow agent). The escrow agreement is a standard escrow agreement under the Rule
419. It states that all checks must be made out to the escrow company or they will be returned, sets up the terms and conditions of the account, and arranges the terms by which funds will be disbursed if necessary within ten days of the end of the offering period if the minimum has not been met. Though we could request 10% of these funds under Rule 419 prior to the reconfirmation, we do not intend to do so.

Shares will be sold in reliance upon the safe harbor provisions of Rule 3a4(1) of the Securities Exchange Act of 1934. The offering shall be conducted by our president. Although he is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, he is deemed not to be a broker for the following reasons:

o He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

o He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

o He is not an associated person of a broker or dealers at the time of his participation in the sale of our securities.

o He will restrict his participation to the following activities:

         1. Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;
         2. Responding to inquiries of a potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;
         3. Performing ministerial and clerical work involved in effecting any transaction.

Wireless Wizard, Inc. has no arrangements or agreements, verbal or written, with any underwriters to help underwrite this offering.

This offering is intended to be made solely by the delivery of this prospectus and the accompanying subscription application to prospective investors. Our president plans to distribute prospectuses related to this offering. We estimate approximately 50 to 100 prospectuses shall be distributed in such a manner. He intends to distribute prospectus to acquaintances, friends and business associates. He will not participate in the making of this offering other than by the delivery of this prospectus or by responding to inquiries by prospective purchasers. His responses will be limited to the information contained in the Registration Statement of which this prospectus is a part. Mr. DeStefano is not registered as a broker-dealer, nor is he an associated person of any other brokers or dealers.

During the next twelve months, we estimate our expenses to be approximately $2,000, we expect this would include accounting fees, legal fees, telephone and mailing fees. These fees will be paid by the Company's management at his own expense without cost to the Company.

Though no plans to do so are in effect, we reserve the right to use broker-dealer(s) in the sale of these securities. We will amend the registration statement via post-effective amendment if in fact we do require the services of a broker-dealer(s) if or when the broker-dealer sells a portion of the offering. Prior to the involvement of the broker-dealer, we would secure a no objection position from the NASD.

Stock certificates will not be issued until funds from the reconfirmed investments are released to us from the escrow account by the escrow agent. Until stock certificates are issued to the subscribers, the subscribers will not be considered shareholders of the Company.

The Company reserves the right not to accept such subscription payments before they are held in escrow. For example, the Company cannot accept subscription payments if they exceed the maximum offering.

                                PROPOSED BUSINESS
                                -----------------

History and Organization
------------------------

We are a Nevada corporation without revenues, operations or a business plan other than to engage in a merger or acquisition with an unidentified entity.
We were incorporated on June 28, 1999. Since our inception to the time of the preparation of this prospectus we conducted no business activities. We are a blank check company as defined in Rule 419. Wireless Wizard, Inc. was organized for the purpose of seeking, investigating, and ultimately acquiring an interest in a business with long-term growth potential. We are a "blank check company" regulated by Rule 419 of Regulation C. Persons should not purchase shares in the offering if they expect short-term earnings or appreciation in the value of our company. It is emphasized that the business objectives discussed here are extremely general and are not intended to be restrictive on the discretion of the management of Wireless Wizard, Inc.

Persons purchasing shares in the offering will be entrusting their funds to WIRELESS WIZARD's management, subject to the requirements of Rule 419. The net proceeds of the offering are not specifically allocated to identified purposes or allocated to the acquisition of any specific type of business venture. Decisions concerning these matters may be made by management without shareholder action, except for the right of each investor to recover his pro rata portion of the deposited funds in accordance with Rule 419.
(See "Use Of Proceeds.")

Management anticipates that it may be able to participate in only one potential business venture, due primarily to our limited financing.

Selection of a Business
-----------------------

Wireless Wizard, Inc. anticipates that businesses for possible acquisition will be referred by various sources, including its officer/director, shareholders who participate in this 419 offering, professional advisors, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals. We do not plan to compensate any of these sources. If we make such an arrangement to compensate a "finder" such as a securities broker-deal, we shall be required to file the material agreement as an exhibit to our post-effective amendment providing the required disclosures.

WIRELESS WIZARD will seek businesses from all known sources, but will rely principally on personal contacts of the officer/director and his affiliates, as well as indirect associations between him and other business and professional people. While it is not presently anticipated that WIRELESS WIZARD will engage unaffiliated professional firms specializing in business acquisitions or reorganizations, such firms may be retained if management deems it in the best interest of the Company. (See "Other Arrangements" under "Use Of Proceeds," above.)


Process of Selection
--------------------

WIRELESS WIZARD will not restrict its search to any particular business, industry, or geographical location, and management reserves the right to evaluate and enter into any type of business in any location. It may participate in a newly organized business venture. On the other hand, it may select a more established company entering a new phase of growth or in need of additional capital to overcome existing financial problems.

In seeking a business venture, the decision of management will not be controlled by an attempt to take advantage of any anticipated or perceived appeal of a specific industry, management group, product, or industry, but will be based on the business objective of seeking long-term capital appreciation in the real value of Wireless Wizard, Inc.. We will not acquire or merge with a business or corporation in which our officer/director or any of his associates has any direct or indirect ownership interest.


Time Frame of the Selection Process
-----------------------------------

The period within which we may participate in a business on completion of this offering cannot be predicted and will depend on circumstances beyond our control, including the availability of businesses, the time required to complete our investigation and analysis of prospective businesses, the time required to prepare appropriate documents and agreements providing for our participation, and other circumstances. It is anticipated that the analysis of specific proposals and the selection of a business will take several months. Under the requirements of Rule 419(e)(1), if a merger has not occurred by a date within twelve (12) months after the effective date of the Registration Statement, funds held in the Escrow Account shall be returned by first class mail or equally prompt means to the purchasers within five business days following that date. This means you should not purchase shares in this offering if you expect a short-term appreciation in the value of Wireless Wizard, Inc. or its securities.

Other Ramifications of Rule 419 on the Selection Process
--------------------------------------------------------

It is possible that Wireless Wizard, Inc. may propose to acquire a business in the development stage. A business is in the development stage if it is devoting most of its efforts to establishing a new business, and planned principal operations have either not commenced or not yet resulted in significant revenues. Under Rule 419, WIRELESS WIZARD must acquire a business or assets for which the fair value of the business represents at least 80% of the offering proceeds. Accordingly, WIRELESS WIZARD's ability to acquire a business in the development stage may be limited to the extent it cannot locate such businesses with fair value high enough to satisfy the requirements of Rule
419.

WIRELESS WIZARD will be subject to requirements of Rule 419 and certain reporting requirements under the Exchange Act and will, therefore, upon effectiveness, be required to furnish audited financial statements for the company(s) acquired, covering one, two, or three years, depending on the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the audited statements to meet these requirements will not be appropriate for acquisition. Wireless Wizard, Inc. will be required to prepare and file periodic reports Section 15(d) upon effectiveness of the registration statement.

Acquisition of a Business
-------------------------

In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, or other reorganization with another corporation or entity; joint venture; license; purchase and sale of assets; or purchase and sale of stock, the exact nature of which cannot now be predicted. On the consummation of a transaction, it is likely that WIRELESS WIZARD's present management and shareholder will not be in control of the company. In addition, WIRELESS WIZARD's sole director may, as part of the terms of the acquisition transaction, resign and his vacancy under Nevada law, NRS 78.335(5) be replaced by new director without vote of our shareholders.

The possible ramifications of transactions like those mentioned here could significantly effect investments. See "RISK FACTORS" in connection with these and other possible effects.

In connection with WIRELESS WIZARD's acquisition of a business, for example, its present shareholder, officer/director may, as a negotiated element of the acquisition, sell all or a portion of the common stock he holds at a significant premium over his original investment in Wireless Wizard, Inc. As a result of such sales, affiliates of the entity participating in the business reorganization with WIRELESS WIZARD would acquire a higher percentage of equity ownership in it.

Although our present shareholder did not acquire his shares of common stock with a view toward any subsequent sale in connection with a business reorganization, it is not unusual for affiliates of the entity participating in the reorganization to negotiate to purchase shares held by the present shareholders. We anticipate that any securities issued in a reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, we may agree to register such securities either at the time the transaction is closed, under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in our common stock may have a depressive effect on such market.

While the actual terms of a transaction to which we may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to structure the acquisition as a so-called "tax-free" event under sections 351 or 368(a) of the Internal Revenue Code of 1986. In order to obtain tax-free treatment under section 351 of the Code, it would be necessary for the owners of the acquired business to own 80% or more of the stock of the surviving entity. In that case, WIRELESS WIZARD's shareholders, including investors in this offering, would retain less than 20% of the issued and outstanding shares of the surviving entity. Section 368(a)(1) of the Code provides for tax-free treatment of certain business reorganization between corporate entities where one corporation is merged with or acquires the securities or assets of another.

Generally, we will be the acquiring corporation in such a business reorganization, and the tax-free status of the transaction will not depend on the issuing of any specific amount of stock of the surviving entity. Consequently, there is a substantial possibility that the shareholders of Wireless Wizard, Inc., immediately prior to the transaction, would retain less than 50% of the issued and outstanding shares of the surviving entity. Therefore, regardless of the form of the business acquisition, it may be anticipated that the investors in this offering will experience a significant reduction in their percentage of ownership in the company.

Notwithstanding the fact that the Company is technically the acquiring entity in these circumstances, generally accepted accounting principles will ordinarily require that such a transaction be accounted for as if the Company had been acquired by the other entity owning the business and, therefore, will not permit a write-up in the carrying value of the assets of the other company.

The manner in which we participate in a business will depend on the nature of the business, our needs and desires and those of the other parties involved in the negotiations , the management of the business, and the relative negotiating strengths of WIRELESS WIZARD and the other management team.

We will participate in a business only after the negotiation and execution of appropriate written agreements. Although the exact terms of these agreements cannot be predicted, generally they will:

* require specific representations and warranties by all of the parties involved,
* specify certain events of default,
* detail the terms of closing and the conditions which must be satisfied by each of the parties prior to it ,
* outline the manner of bearing costs if the transaction is not closed,
* set forth remedies on default, and
* include miscellaneous other terms.

One of the conditions will most likely be compliance with Rule 419, and reconfirmation by investors representing at least 80% of the gross proceeds of the offering.

As of the date of the amended filing, no probable acquisition candidates have been identified.


Evaluation Criteria
-------------------

Despite his non-experience as a professional business analyst, WIRELESS WIZARD's officer/director, Ed DeStefano, will carefully examine businesses For acquisition.

Management anticipates the selection of an acquired business will be complex and risky because of the competition for such business opportunities among all segments of the financial community. The nature of the company's search for the acquisition of a business requires maximum flexibility since the company will be required to consider various factors and divergent circumstances which may preclude meaningful direct comparison among the various business enterprises, product or services investigated. The management of the company will have virtually unrestricted flexibility in identifying and selecting a prospective acquired business. Besides determining its fair market value, management will consider the following:

o  the acquired business' net worth;
o  the acquired business' total assets;
o  the acquired business' cash flow;
o  costs associated with effecting the business combination;
o equity interest and possible management participation in the acquired business;
o  earnings and financial condition of the acquired business;
o growth potential of the acquired business and the industry in which it operates;
o experience and skill of management and availability of additional personnel of the acquired business;
o  capital requirements of the acquired business;
o  competitive position of the acquired business;
o stage development of the product, process or service of the acquired business;
o degree of current or potential market acceptance of the product, process or service of the acquired business; and
o regulatory environment of the industry in which the acquired business operates.

These criteria are not intended to be exhaustive. As Mr. DeStefano searches through the candidates for acquisition, other factors he considers relevant may apply.

We have adopted a policy that we will not pay a finder's fee or consulting fee to any member of management for locating a merger or acquisition candidate. No member of management intends to or may seek and negotiate for the payment of finder's fees or consulting fee. In the event there is a fee, it will be paid at the direction of the successor management after a change in management control resulting from a business combination.

Although we believe that locating and investigating specific business proposals will take several months, the exact duration of the process is difficult to predict. However, we cannot exceed the twelve (12) month time schedule set forth in Rule 419. The time and costs required to select and evaluate an acquired business candidate, including conducting a due diligence review, and to structure and consummate the business combination, including negotiating relevant agreements and preparing requisite documents for filing in keeping with applicable securities laws and state corporate laws, cannot presently be stated with certainty. See "Investors' Rights and Substantive Protection Under Rule 419."

Leverage
--------

WIRELESS WIZARD may be able to participate in a business involving the use of leverage. Leveraging a transaction involves the acquisition of a business through incurring indebtedness for a portion of the purchase price of that business, which is secured by the assets of the business acquired.

One method by which leverage may be used is to locate an operating business available for sale and arrange for the financing necessary to purchase it. Acquisition of a business in this fashion would enable us to participate in a larger venture than our limited funds would otherwise permit, or use less of our funds to acquire a business and thus commit our remaining funds to the operations of the business acquired. (See "A leveraged buy-out could expose us to a high risk of business failure." under Risk Factors.)

The likelihood that we could obtain a conventional bank loan for a leveraged transaction would depend largely on the business being acquired and its perceived ability to generate sufficient revenues to repay the debt. Generally, businesses suitable for leveraging are limited to those with income-producing assets that are either in operation or can be placed in operation relatively quickly. We cannot predict whether it will be able to locate any such business. As a general matter it may be expected that Wireless Wizard, Inc. will have few, if any, opportunities to examine businesses where leveraging would be appropriate, or to acquire financing with acceptable terms.

Tax Considerations
------------------

As a general rule, Federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. Wireless Wizard, Inc. will evaluate the possible tax consequences of any prospective business combination and will endeavor to structure the business combination so as to achieve the most favorable tax treatment to itself, the acquired business, and our respective stockholders. The IRS or other appropriate state tax authorities may, however, attempt to re-characterize the tax treatment of a particular business combination. (See "There may be tax consequences to our activities which may adversely effect the company or our investors," under Risk Factors.)

Form and Structure of Acquisition
---------------------------------

Of the various methods and forms by which we may structure a transaction to acquire another business, management is likely to use, without limitation, one of the following forms:

o a leveraged buyout transaction in which most of the purchase price is provided by borrowings from one or more lenders or from the sellers in the form of a deferred purchase price;

o a merger or consolidation of the acquired corporation into or with the company;

o a merger or consolidation of the acquired business corporation into or with a subsidiary of the company organized to facilitate the acquisition (a "subsidiary merger"), or a merger or consolidation of such a subsidiary into or with the acquired corporation (a "reverse subsidiary merger");

o an acquisition of all or a controlling amount of the stock of the acquired corporation followed by a merger of the acquired business into us;

o an acquisition of the assets of a business by us or a subsidiary organized for such a purpose;

o a merger or consolidation of the company with or into the acquired business or such a subsidiary; or

o  a combination of any of the above.


The actual form and structure for a business combination may also be dependent upon numerous other factors pertaining to the acquired business and its stockholders, as well as potential tax accounting treatments afforded the business combination.

As part of an acquisition, we may choose to issue additional securities that could add numerous complications depending on whether or not these would need to be registered. Dilution, change of management, additional costs, time delays or depressed prices for our stock could result, discussions of which are included in the Risk Factors section of this prospectus.

We are endeavoring, by the way, to conduct our operations so as not to require registration under the Investment Company Act of 1940.


Daily Operations
----------------

We expect to use attorneys and accountants as necessary, and do not anticipate a need to engage any full-time employees during the phase devoted to seeking and evaluating business opportunities. The need for employees and their availability will be addressed along with the decisions specific to acquiring or participating in a specific business opportunity. We have allocated a portion of the offering proceeds for general overhead. Although there is no current plan to hire employees on a full-time or part-time basis, some portion of working capital may be used to pay any part-time employees hired.

Until an active business is commenced or acquired, we will have only one employee, our sole officer for day-to-day operations. We are unable to make any estimate as to the future number of employees, which may be necessary. If an existing business is acquired it is possible that we would hire its existing staff.

Competition
-----------

Wireless Wizard, Inc. will be involved in intense competition with other business entities, many of which will have a competitive edge over us by virtue of their more substantial financial resources and prior experience in business. We face as well numerous other smaller blank check companies at the same stage of development as we are. (See "Competition," in Risk Factors.)


Offices
-------

Wireless Wizard, Inc. uses office space at: 10455 Tahiti Way, Suite 217, Marina del Rey, CA 90292, provided by Mr. Ed DeStefano, our officer/director and principal shareholder, at no cost. (See Exhibit 99.2 - Letter to Shareholders regarding commitment to provide free office space.) He plans to continue to fund Company related expenses at his own expense with no cost to the Company and does not expect any reimbursement of these expenses which are estimated to be $2,000 in the next twelve months. (See "Plan of Operation.")

This arrangement will remain in effect until we enter into a business combination or the Rule 419 escrow is otherwise terminated

                            PLAN OF OPERATION
                            -----------------

We are a development stage entity, and have neither engaged in any operations nor generated any revenues to date. Our expenses to date which have been funded by our management, who does not expect to be reimbursed for these expenses, includes: incorporation fees ($260), accounting fees, ($3,500); legal fees($2,700); and SEC filing fees ($10).

Virtually all of the offering expenses will be funded from the money in our treasury---or, if additional funds are required, they will be funded by our management, who will not receive reimbursement for these expenses---will derive from our efforts to identify a suitable acquisition candidate and close the acquisition. We have no agreements with management to provide funding for operations, including the pursuit of an acquisition candidate. Management will fund our cash requirements until an acquisition is closed. So long as management does so, we will have sufficient funds to satisfy our cash requirements and do not expect to have to raise additional funds during the entire Rule 419 escrow period of up to 12 months from the date of this prospectus. This is primarily because we do not anticipate incurring any significant expenditures.
During the next twelve months, we anticipate our expenses to be approximately $2,000, limited to accounting fees, legal fees, telephone, mailing, filing fees, and transfer agent fees. We estimate the cost of finding and consummating a business combination could run as much as $20,000 in legal and accounting fees. Our management has agreed to pay the expenses of the offering, the anticipated expenses over the next twelve months, and the cost of business combination which is not consummated. He does not expect any reimbursement for these expenses.

We may seek additional financing. At this time, however, we believe that the funds to be provided by management will be sufficient for funding our operations until we find an acquisition and therefore do not expect to issue any additional securities before the closing of a business combination.


                          DESCRIPTION OF CAPITAL STOCK
                          ----------------------------

Authorized Capital Stock Under Our       Shares of Capital Stock Outstanding
    Articles of Incorporation                     After offering
----------------------------------       -----------------------------------
70,000,000 shares of common stock        7,000,000 shares of common stock-
                                         assuming successful completion of
                                         maximum offering.

                                         3,000,000 shares of common stock-
                                         assuming successful completion of
                                         minimum offering.

All significant provisions of our capital stock are summarized in this prospectus. You should note that the following description is governed by applicable Nevada law and our articles of incorporation and bylaws. We have filed copies of these documents as exhibits to the registration statement related to this prospectus. If you wish to obtain more detailed information regarding this topic, please refer to the Index for Part II on page 56 for a complete list of these exhibits.

Authorized Stock
----------------

Wireless Wizard, Inc. is authorized to issue 25,000,000 shares, consisting of 20,000,000 shares of Common Stock, par value $0.001 per share, of which 4,000,000 shares are issued and outstanding, and 5,000,000 shares of preferred stock, par value $0.001 (the "Preferred Stock"), of which no shares have been issued.

Common Stock
------------

Holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of common stock do not carry cumulative voting rights; and, therefore, holders of a majority of the outstanding shares of common stock will be able to elect the entire board of directors, and, if they do so, minority shareholders would not be able to elect any members to the board of directors. WIRELESS WIZARD's board of directors has authority, without action by our shareholders, to issue all or any portion of the authorized but unissued shares of common stock, which would reduce the percentage ownership in the company of its shareholders and which may dilute the book value of the common stock.

Shareholders of Wireless Wizard, Inc. have no pre-emptive rights to acquire additional shares of common stock. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of WIRELESS WIZARD, the holders of shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. The shares of common stock, when issued, will be fully paid and non-assessable.

Holders of common stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends.

NOTE: We have not paid dividends on our common stock and do not anticipate that we will pay dividends anytime soon. This caution is repeated: You should not expect to receive any dividends on shares in the near future, even after a merger. This investment is inappropriate for you if you need dividend income from an investment in shares.

Preferred Stock
---------------

Our board of directors, without your approval, is authorized to issue preferred stock. They can issue different classes of preferred stock, with some or all of the following rights or any other legal rights they think are appropriate, such as:

o   Voting
o   Dividends
o   Required or optional repurchase by us
o   Conversion into common stock, with or
    without additional payment
o   Payments preferred stockholders will
    receive before common stockholders if we go out of business

The issuance of preferred stock could provide us with flexibility for possible acquisitions and other corporate purposes, but it also could render your vote meaningless because preferred stockholders could own shares with a majority of the votes required on any issue. Because we issue preferred stock, someone interested in buying our company may not follow through with their plans because they could find it more difficult to acquire, or be discouraged from acquiring, a majority of our outstanding stock.

Warrants
--------

The Company has no warrants.


Transfer Agent
--------------

Upon the closing of this offering, the transfer agent for WIRELESS WIZARD's securities will be Holladay Stock Transfer, 2939 North 67th Place, Scottsdale, Arizona, phone: 480-481-3940.


Reports to Stockholders
-----------------------

The company intends to furnish its stockholders with annual reports containing audited financial statements as soon as practicable after the end of each fiscal year. The company's fiscal year ends on December 31. In addition, we intend to issue unaudited reviewed interim reports and financial statements on a quarterly basis.

                         SHARES ELIGIBLE FOR FUTURE SALE
                         -------------------------------

Of the shares outstanding after the offering, the 3,000,000 shares sold in this offering will have been registered with the SEC and can be freely resold, except if they are acquired by our officer/director or other persons or entities that he controls or that control him. The remaining 4,000,000 shares of common stock outstanding upon completion of this offering, which are held of record by our sole officer/ director prior to this offering are "restricted securities" and may not be sold in a public distribution. If and when our sole officer/director determines to resell his shares, he will be required to do so under a registration statement covering his resales.

Generally, Rule 144 provides that directors, executive officers, and persons or entities that they control or who control them may sell shares of common stock in any three-month period in a limited amount. However, the SEC has taken the position that resales cannot be made pursuant to Rule 144 for blank check companies. Therefore, the 4,000,000 outstanding shares of common stock held by our sole officer/director cannot be sold pursuant to Rule 144, but must be registered. Additionally, shares acquired by officers, directors or affiliates in this offering, will also be required to file a registration statement covering the resale of these shares, when they determine to resell any of these shares and further these shares should be offered at a fixed price. We are unable to estimate the number of registered resale shares that will be sold, since this will depend on the market price for the common stock, the personal circumstances of the seller and other factors. We believe that these securities should be offered at a fixed price. Sales of substantial amounts of shares in the public market could adversely affect prevailing market prices and could impair our future ability to raise capital through an offering of its equity securities.


                                   MANAGEMENT
                                   ----------

The following table and subsequent discussion sets forth information about our director and executive officer. Mr. DeStefano was elected to serve as a director and President at the time of the founding of Wireless Wizard, Inc. on its date of inception, June 28, 1999.

He is currently the sole officer/director of Wireless Wizard, Inc.


NAME                      AGE      POSITIONS
Ed DeStefano              67       President, CEO, Director, CFO


Wireless Wizard, Inc.'s officer/director is elected annually to serve for one year until his successor(s) is duly elected and qualified.

Mr. DeStefano will not be compensated for the hours he spends handling WIRELESS WIZARD's affairs; as such, he will devote himself full-time to WIRELESS WIZARD only at such time as that becomes practical and necessary.

Biographical Information
------------------------

Set forth below is biographical information for Mr. Ed DeStefano.  See
RISK FACTORS for further discussion of the possible ramifications of relying on a sole officer/director with a relative lack of experience: "We are dependent on one officer with limited formal business experience."

Ed DeStefano
------------

Ed DeStefano, President/Director
--------------------------------

1999-Present  President, Director, Wireless Wizard, Las Vegas, Nevada,
              a "blank check company," where no operations have even taken place.
2001-Present  Corporate Secretary, Director, EZ Credit, Inc., a Nevada
              Corporation, a Company which helps individuals repair their personal credit information.
1999-Present  Loan Representative, First Mortgage Corporation, Diamond Bar,
              California, worked as an independent contractor as loan
              representative selling mortgage loans.
2000-2001     Corporate Secretary and Director for Business Translation
              Services, Inc., a Company which was designed to provide
              translation services to international businesses.  He
              voluntarily resigned as the Company's director and officer on October 30, 2001.
1995-1998     General Manager, All State Cellular, San Diego, California,
              managed independent phone stores which sold cellular telephones and telephone accessories.
1989-1994     Owner, Wholesale Cellular Distributorship, Gardinia, California.
              A distributor of cellular telephones and telephone accessories.
1984-1988     General Manager, Taft Electric, Telephone Communications, Ventura,
              California. A store manager, which sold cellular telephones and pagers.
1979-1983     General Sales Manager, AL Piano Datson, Westlake, California,
              an automobile dealership, selling new and used automobiles.
1965-1978     Owner, Town and County Provisions, Meat Wholesaler, Long Island,
              New York.  Managed, owned and operated a purveyor of meat products to retail outlets and restaurants.
1958-1965     Supervisor, Julian Freich, Wholesaler Meat, Long Island City, NY.
              Meat Distributor, Mineola, Long Island, NY, where he managed sales representatives who wholesaled meat products to retail stores and restaurants.
1956-1957     Sales of Bread and Cake, Dugan Brothers, Flushing, NY, worked as a sales representative for bakery.
1954-1955     U.S. Army, United States of America.
1952-1953     Intern, Gibbs & Cox, Manhattan, NY (Ship Builders)

Mr. DeStefano was a director of Business Translation Services, a fully reporting Company. He resigned from this position, when the company
was acquired by Muller Media, Inc.   He is currently a director of
EZ Credit Repair, Inc., a non-reporting company, and Wireless Wizard, Inc.

Mr. DeStefano is not presently associated with any blank check issuer other than the Company, nor is he presently seeking acquisition targets though he will begin to do so once the present offering has achieved its purpose. He will, in fact, be the primary person involved in locating an acquisition candidate by searching the New York Times, the Wall Street Journal, other business publications and the Internet for acquisition candidates and in all other ways open to his seeking appropriate leads.

The Company currently does not have employment agreements with its executive officer. This is the first time that Mr. DeStefano has been involved in a 419 Company.

There are no agreements or understandings for any officer or director to resign at the request of another person. None of the officers or directors are acting on behalf of or will act at the direction of any other person.

There are no agreements, arrangements or understandings between management and anyone else by which other management is to be selected for a particular office or position.

We reserve the right to engage outside consultants and professionals on an as needed basis, though we have not done so to this point.

                         CONFLICTS OF INTEREST
                         ---------------------

Our president, treasurer, chief financial and accounting officer and director, Ed DeStefano, does not serve in any capacity for any other blank check offerings.

Our management is associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of the Company. Because our sole officer and director are engaged in other business activities, management anticipates he will devote only a minor amount of time, 5 hours per week, to our affairs. It is anticipated that this amount of time will increase to 10 hours per week, when the Company is ready to seek a merger candidate.

Our officer and director may in the future become a shareholder, officer or director of other companies that may be formed for the purpose of engaging in business activities similar to those conducted by us. Accordingly, additional direct conflicts of interest may arise in the future with respect to individuals acting on our behalf or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities that come to the attention of these individuals in the performance of their duties. We do not currently have a right of first refusal pertaining to opportunities that come to management's attention where the opportunity may relate to our proposed business operations.

Our Company has no official policy regarding material transactions between its directors and officers. The Company would generally seeks to have any such transaction approved or ratified by a majority of our directors who lack a personal interest in the matter. Since the Company currently has only one directors, that approval or ratification is not always feasible.

Our sole officer and director, so long as he remains an officer or director, is subject to the restriction that all opportunities contemplated by our plan of operation that come to his attention, either in the performance of his duties or in any other manner, will be considered opportunities of, and be made available to us and the other companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies that the officer(s) and director(s) are affiliated with both desire to take advantage of an opportunity, then those officer(s) and director(s) would abstain from negotiating and voting upon the opportunity. However, all director(s) may still individually take advantage of opportunities if we should decline to do so. Except as set forth above, we have not formulated a policy for the resolution of such conflicts.

Our director will hold office until the next scheduled shareholder meeting and the election of his successor. Our director receives no compensation for serving on the board other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board and serve at their discretion.

Potential investors will recall that, as stated above, its present shareholder, officer/director may, in connection with WIRELESS WIZARD's acquisition of a business and as a negotiated element of the acquisition, sell all or a portion of the common stock he holds at a significant premium over his original investment in Wireless Wizard, Inc. As a result of such sales, affiliates of the entity participating in the business reorganization with WIRELESS WIZARD would acquire a higher percentage of equity ownership in it.
It should be noted that his shares are not being registered on this registration statement, and therefore, he cannot sell his shares when this registration statement is declared effective. No such sales, however, can be consummated before the registration statement has been made effective.

Executive Compensation
----------------------

As previously stated, Mr. DeStefano receives no salary for his efforts on WIRELESS WIZARD's behalf, nor will he receive bonuses, stock options, consulting fees, finder's fees, or in any other form.

Management Control
------------------

WIRELESS WIZARD's officer/director has pledged not to divest himself of ownership and/or control of the company prior to an acquisition or merger transaction.

Statement Concerning Indemnification
------------------------------------

Our director is bound by the general standards for director provisions in Nevada law. These provisions allow him wide latitude in decision-making, including consideration of our long-term prospects and interests and the social, economic, legal or other effects of any proposed action on potential employees, suppliers, customers, communities in which we may operate and the economy.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

What happens, therefore, in the event that a claim for indemnification is asserted by our officer/director for liabilities incurred while acting on our behalf in connection with the securities being registered?

Simply put, if he incurred or paid the expenses in the successful defense of a legal action, suit or proceeding, we will pay them. Otherwise, unless our counsel determines that the matter has been settled by controlling legal precedent, we will submit to a court of appropriate jurisdiction the question of whether indemnification by us is against public policy as expressed in the Act, and will abide by its final adjudication of the issue. (For a fuller discussion of this issue, see the first item of Part II of this prospectus, Item 24, Indemnification of Directors and Officers, which includes references to the relevant section of Nevada law and to SEC policy.)


                             PRINCIPAL SHAREHOLDER
                             ---------------------

The following table sets forth information about our current shareholder. The person named below has sole voting and investment power with respect to the shares. The numbers in the table reflect shares of common stock held as of the date of this prospectus. The numbers in this table assume 7,000,000 shares of common stock outstanding (maximum offering) and 3,000,000 shares of common stock outstanding (minimum offering) following the offering:


Name and Address of        Shares of      Pre       Min. Post     Max Post
Beneficial Owner           Common Stock   Offer %   Offer %       Offer %
---------------------------------------------------------------------------
Ed DeStefano(1)            4,000,000      100%      80%           57%



(1)  Ed DeStefano, 10455 Tahiti Way, Suite 217, Marina del Rey, CA  90292



Under blank check company rules, none of these shares will be available for resale unless they are registered with the U. S. Securities and Exchange Commission. (See, "Market for Our Common Shares," below.)

Except for the securities being registered here, these shares are restricted securities, as that term is defined in the Act. They are subject to restrictions regarding resale; the certificates issued for them have been stamped with a restrictive legend and will be subject to stop transfer orders. His shares are not being registered in this Registration and cannot be sold until they are registered.

Upon a business combination with a private concern that, in all likelihood, would result in the issuance of our securities to the shareholders of the private company. The issuance of common stock would result in reduction in percentage of shares owned by our officer/director and may most likely result in a change in control or management. In addition, our sole director may, as part of the terms of the acquisition transaction, resign and his vacancy under Nevada law, NRS 78.335(5) be replaced by new director without vote of our shareholders. We cannot assure you of the experience or qualification of new management and subsequently new majority shareholders either in the operation of our activities or in the operation of the business, assets, or property being acquired.

                              CERTAIN TRANSACTIONS
                              --------------------

The following table sets forth information regarding all securities sold by us since our inception on June 28, 1999.

Name and Address of        Shares of       Date         Amount
Beneficial Owner           Common Stock    Purchased    Paid
---------------------------------------------------------------------------
Ed DeStefano(1)            4,000,000       6/28/99      $4,000


(1)  Ed DeStefano, 10455 Tahiti Way, Suite 217, Marina del Rey, CA  90292


All sales were made in reliance on Section 4(2) of the Securities Act.
These sales were made without general solicitation or advertising. Each purchaser was an accredited investor with access to all relevant information necessary to evaluate the investment and represented to the Registrant that the shares were being acquired for investment.

Interest of Named Experts and Counsel
-------------------------------------

By corporate resolution, the Company hired the professional services of Thomas C. Cook, attorney-at-law, a Nevada based attorney to review and handle Corporate documents. Mr. Cook owns no stock in the Company.

By corporate resolution, the Company hired the professional services of Beckstead and Watts LLP, Certified Public Accountants, to perform audited financials for the Company. G. Brad Beckstead, our Certified Public Accountant, of Beckstead and Watts LLP owns no stock in the Company.

Mr. DeStefano, our sole officer and director may be deemed our promoter, as that term is defined under the Securities Act. He will not receive any compensation nor commissions regarding the sale of securities in this offering.

Because of the development stage nature of the Company and its inactivity since its inception, the Company has no other relationships or transactions.

                      WHERE CAN YOU FIND MORE INFORMATION?
                      ------------------------------------

We have not previously been required to comply with the reporting requirements of the Exchange Act. We have filed a registration statement with the SEC on Form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov. You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of our business and this offering.


                           MARKET FOR OUR COMMON STOCK
                           ---------------------------

There is no trading market for our common stock at present and there has been no trading market to date. Management has not undertaken any discussions with any prospective market maker concerning the participation in the aftermarket for our securities and management does not intend to initiate any discussions until we have consummated a merger or acquisition. We cannot guarantee that a trading market will ever develop or if a market does develop, that it will continue.

Our common stock is not quoted at the present time. The Securities and Exchange Commission has adopted a Rule that established the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and
(ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

There are no outstanding options or warrants to purchase, or securities convertible into, our common equity. The 4,000,000 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act. Under blank check company rules established by the SEC, these shares must be registered with the SEC before they can be resold. It is to be noted that no such sale can be contemplated or take place prior to the registration statement being declared effective.

We have not paid any dividends on our common stock since our inception, and it is not anticipated that any dividends will be paid in the foreseeable future. The declaration and payment of dividends in the future will be determined by our Board of Directors in light of conditions then existing, including the our future earnings, if any, financial condition, capital requirements and other factors.

Special State Law Considerations
--------------------------------

The shares have not been registered in the State of Nevada because of specific exemptions in their laws relating to the limited availability of the offering. The shares cannot be sold, transferred or otherwise disposed of to any person or entity unless subsequently registered in the State of Nevada, if that registration is ultimately required. If we do not obtain a permit to sell these securities in Nevada, we plan to offer and sell this offering to accredited investors pursuant to exemptions from registration in a limited number of
States.   This could limit our ability to achieve the minimum offering, and subsequently would force us to promptly return the proceeds held in escrow, and further prevent us from finding a merger candidate. If we move forward and obtain a coordinated filing permit in Nevada, our subscription agreement would be amended accordingly to reflect this added registration.

The following paragraphs refer you to the applicable statutes of the State of Nevada.

The shares have not been registered under the Nevada Uniform Securities Act, in the event that sales are not made to twenty-five (25) or more persons in the State of Nevada in accordance with the exemption for limited offers or sales of securities set forth in Nevada Revised Stature Section 90.530(11) of the Nevada Uniform Securities Act.

                             REPORTS TO STOCKHOLDERS
                             -----------------------

We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. Our fiscal year ends on December 31.

Method of Subscribing
---------------------

Prospective investors should make their checks payable to Wireless Wizard, Inc., c/o Southwest Escrow Company, 8215 S. Eastern, Suite 100, Las Vegas, Nevada 89123 (escrow agent) and remit the checks and subscription agreements to Southwest Escrow at their address listed above. Subscriptions may not be withdrawn once made except in accordance with applicable law. The company reserves the right to reject any subscription in whole or in part in its sole discretion for any reason whatsoever notwithstanding tender of payment, and to withdraw this blank check offering at any time prior to acceptance by us for the subscriptions received.

Funds will be held by the escrow agent, as described here.

No offers to sell will be made and no offers to subscribe will be accepted until the registration statement has been declared effective.

                                LEGAL PROCEEDINGS
                                -----------------

The Company is not currently involved in any legal proceedings nor do we have Any knowledge of any threatened litigation.


                                  LEGAL MATTERS
                                  -------------

The validity of the issuing of the shares offered here will be attested to for Wireless Wizard, Inc. by Thomas C Cook, Esq., our attorney.

                                     EXPERTS
                                     -------

The financial statements of Wireless Wizard, Inc. as of June 30, 2002 and December 31, 2002 are included in this prospectus and have been audited by Beckstead and Watts LLP, an independent auditor. Along with his audit, Beckstead and Watts LLP has also included his expert opinion.

                                  PART F/S
                            Financial Statements
                             WIRELESS WIZARD, INC.
                         (A Development Stage Company)

                             FINANCIAL STATEMENTS


                             WIRELESS WIZARD, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                BALANCE SHEETS
                                     AS OF
                              SEPTEMBER 30, 2002,
                          DECEMBER 31, 2001 AND 2000

                                      AND

                           STATEMENTS OF OPERATIONS,
                     CHANGES IN STOCKHOLDERS' EQUITY, AND
                                  CASH FLOWS
              FOR THE NINE MONTH PERIOD ENDING SEPTEMBER 30, 2002
                                     AND
                             FOR THE YEARS ENDING
                          DECEMBER 31, 2001 AND 2000
                                      AND
                                FOR THE PERIOD
                       JUNE 28, 1999 (DATE OF INCEPTION)
                                    THROUGH
                              SEPTEMBER 30, 2002

                                   CONTENTS



CONTENTS
                                                        PAGE
INDEPENDENT AUDITORS' REPORT                            F-1a
BALANCE SHEETS                                          F-2a
STATEMENTS OF OPERATIONS                                F-3a
STATEMENT OF STOCKHOLDERS' DEFICIT                      F-4a
STATEMENTS OF CASH FLOWS                                F-5a
NOTES TO FINANCIAL STATEMENTS                           F-6a-11a




BECKSTEAD AND WATTS, LLP
Certified Public Accountants
                                                        3340 Wynn Road, Suite C
                                                            Las Vegas, NV 89102
                                                                   702.257.1984
                                                               702.362.0540 fax

                         INDEPENDENT AUDITORS' REPORT


Board of Directors
Wireless Wizard, Inc.

We have audited the Balance Sheets of Wireless Wizard, Inc. (the "Company") (a Development Stage Company), as of September 30, 2002, December 31, 2001 and 2000, and the related Statements of Operations, Stockholders' Equity, and Cash Flows for the periods then ended and for the period June 28, 1999 (Date of Inception) to September 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wireless Wizard, Inc. (a Development Stage Company) as of September 30, 2002, December 31, 2001 and 2000, and the results of its operations and cash flows for the periods then ended and for the period June 28, 1999 (Date of Inception) to September 30, 2002, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Beckstead and Watts, LLP
----------------------------
    Beckstead and Watts, LLP

December 9, 2002

                                   F-1a

                            Wireless Wizard, Inc.
                        (a Development Stage Company)
                                Balance Sheets


Balance Sheets

                                                         December 31,
                              September 30,     -------------------------------
                                  2002              2001              2000
                              -------------     -------------    --------------
                                                                     Assets

Current assets:
   Cash                       $           -     $       4,000    $        4,000
                              -------------     -------------    --------------
     Total current assets                 -             4,000             4,000
                              -------------     -------------    --------------
                              $           -     $       4,000    $        4,000
                              =============     =============    ==============
 Liabilities and Stockholders' Equity

Current liabilities:          $           -     $           -    $            -
                              -------------     -------------    --------------
 Stockholders' equity:
   Preferred stock - Series A,
      $0.001 par value,
      3,000,000 shares
     authorized, no shares
     issued or outstanding                -                 -                 -
   Preferred stock - Series B,
     $0.001 par value,
     1,000,000 shares
     authorized, no shares
     issued or outstanding                -                 -                 -
   Preferred stock - Series C,
     $0.001 par value,
     1,000,000 shares
     authorized, no shares
     issued or outstanding                -                 -                 -
   Common stock - Class A,
     $0.001 par value,
     70,000,000 shares authorized,
     4,000,000 shares issued and
     outstanding                      4,000             4,000             4,000
   Additional paid-in capital           470               470               470
   (Deficit) accumulated during
     development stage               (4,470)             (470)             (470)
                              --------------    --------------   ---------------
                                          -             4,000             4,000
                              -------------     -------------    --------------
                              $           -     $       4,000    $        4,000
                              =============     =============    ==============

   The accompanying notes are an integral part of these financial statements.

                                      F-2a

                               Wireless Wizard, Inc.
                          (a Development Stage Company)
                             Statements of Operations


Statements of Operations

                       For the nine month  For the years ended   June 28, 1999
                          period ended         December 31,      (Inception) to
                          September 30,    --------------------  September 30,
                              2002           2001       2000         2002
                       ------------------  ---------  ---------  --------------

Revenue                $                -  $       -  $       -  $            -

Expenses:
   General and administrative
     expenses                       4,000          -          -           4,470
                       ------------------  ---------  ---------  --------------
       Total expenses               4,000          -          -           4,470
                       ------------------  ---------  ---------  --------------

Net (loss)             $           (4,000) $       -  $       -  $       (4,470)
                       =================== =========  =========  ===============
 Weighted average number of
  common shares outstanding-
  basic and fully
  diluted                       4,000,000  4,000,000  4,000,000
                       ==================  =========  =========

Net (loss) per share-
  basic and fully
  diluted              $            (0.00) $       -  $       -
                       =================== =========  =========

  The accompanying notes are an integral part of these financial statements.

                                      F-3a

                               Wireless Wizard, Inc.
                          (a Development Stage Company)
                   Statements of Changes in Stockholders' Equity


Statements of Changes in Stockholders' Equity

                                                       (Deficit)
                                                      Accumulated
             Common Stock   Additional                  During        Total
          ------------------  Paid-in   Subscriptions Development  Stockholders'
          Shares     Amount   Capital   (Receivable)     Stage        Equity
          ---------- ------- ---------- ------------- ------------ -------------
June 1999
Founders
shares
issued for
services   4,000,000 $ 4,000 $      470 $     (4,000) $          - $         470

Net
(loss)
July 28, 1999
(Inception) to
Dec 31,
1999                                                         (470)         (470)
          ---------- ------- ---------- ------------- ------------ -------------

Balance,
Dec 31,
1999       4,000,000   4,000        470       (4,000)        (470)             -

January
2000
Cancellation
of
subscriptions
receivable                                      4,000                      4,000

Net
(loss)
For the year
ended
Dec 31,
2000                                                             -             -
          ---------- ------- ---------- ------------- ------------ -------------

Balance,
Dec 31,
2000       4,000,000   4,000        470             -        (470)         4,000

Net
(loss)
For the year
ended
Dec 31,
2001                                                             -             -
          ---------- ------- ---------- ------------- ------------ -------------
Balance,
Dec 31,
2001       4,000,000   4,000        470             -        (470)         4,000

Net
(loss)
For the period
ended
Sep 30,
2002                                                        (4000)       (4,000)
          ---------- ------- ---------- ------------- ------------ -------------

Balance,
Sep 30,
2002       4,000,000 $ 4,000 $      470 $           - $    (4,470) $           -
          ========== ======= ========== ============= ============ =============

  The accompanying notes are an integral part of these financial statements.

                                      F-4a

                               Wireless Wizard, Inc.
                          (a Development Stage Company)
                             Statements of Cash Flows


Statements of Cash Flows

                       For the nine month  For the years ended   June 28, 1999
                          period ended         December 31,      (Inception) to
                          September 30,    --------------------  September 30,
                              2002           2001       2000         2002
                       ------------------  ---------  ---------  --------------
CASH FLOWS FROM
OPERATING ACTIVITIES
Net (loss)             $           (4,000) $       -  $       -  $       (4,470)
                       ------------------- ---------  ---------  ---------------
Net cash (used) by
  operating activities             (4,000)         -          -          (4,470)
                       ------------------- ---------  ---------  ---------------

                       ------------------  ---------  ---------  --------------
CASH FLOWS FROM
INVESTING ACTIVITIES                    -          -          -               -
                       ------------------  ---------  ---------  --------------

CASH FLOWS FROM
FINANCING ACTIVITIES
   Issuances of common stock            -          -      4,000           4,000
   Donated capital                      -          -          -             470
                       ------------------  ---------  ---------  --------------
Net cash provided by
financing activities                    -          -      4,000           4,470
                       ------------------  ---------  ---------  --------------

Net increase (decrease)
  in cash                          (4,000)         -      4,000               -
Cash - beginning                    4,000      4,000          -               -
                       ------------------  ---------  ---------  --------------
Cash - ending          $                -  $   4,000  $   4,000  $            -
                       ==================  =========  =========  ==============

Supplemental disclosures:
   Interest paid       $                -  $       -  $       -  $            -
                       ==================  =========  =========  ==============
   Income taxes paid   $                -  $       -  $       -  $            -
                       ==================  =========  =========  ==============

  The accompanying notes are an integral part of these financial statements.

                                     F-5a

                             Wireless Wizard, Inc.
                         (A Development Stage Company)
                                   Footnotes


NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

The Company was organized June 28, 1999 (Date of Inception) under the laws of the State of Nevada, as Wireless Wizard, Inc. The Company has minimal operations and in accordance with SFAS #7, the Company is considered a development stage company. The Company was initially authorized to issue 20,000,000 shares of $0.001 par value common stock and 5,000,000 shares of $0.001 par value preferred stock.

On January 22, 2002, the Company amended its articles of incorporation and increased its authorized capital to 70,000,000 shares of $0.001 par value class A common stock, 3,000,000 shares of $0.001 par value series A preferred stock, 1,000,000 shares of $0.001 par value series B preferred stock, and 1,000,000 shares of $0.001 par value series C preferred stock. The series A preferred stock has voting rights with each share having a voting weight equal to 10 shares of 0.001 par value class A common stock, and each share may be converted to 10 shares of 0.001 par value class A common stock. The series B preferred stock has voting rights with each share having a voting weight equal to 2 shares of 0.001 par value class A common stock, and each share may be converted to 2 shares of 0.001 par value class A common stock. The series C preferred stock has no voting rights.

NOTE 2 - ACCOUNTING POLICIES AND PROCEDURES

Cash and cash equivalents
-------------------------
 The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of September 30, 2002, December 31, 2001 and 2000.

Revenue recognition
-------------------
 The Company reports revenue as invoiced on an accrued basis.

Advertising costs
-----------------
 The Company expenses all costs  of  advertising  as  incurred.   There were no
 advertising costs included in general and administrative expenses as of September 30, 2002, December 31, 2001 and 2000.


                                     F-6a

                             Wireless Wizard, Inc.
                         (A Development Stage Company)
                                   Footnotes

Use of estimates
----------------
 The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments
-----------------------------------
 Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2002, December 31, 2001 and 2000. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Impairment of long-lived assets
-------------------------------
 Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. No such impairments have been identified by management at September 30, 2002, December 31, 2001 and 2000.



Reporting on the costs of start-up activities
---------------------------------------------
 Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities," which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the Company's financial statements.



                                     F-7a

                             Wireless Wizard, Inc.
                         (A Development Stage Company)
                                   Footnotes

Loss per share
--------------
 Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. As of September 30, 2002, December 31, 2001 and 2000, the Company had no dilutive common stock equivalents, such as stock options or warrants.

Dividends
---------
 The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

Segment reporting
-----------------
 The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About Segments of an Enterprise and Related Information." The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income taxes
------------
 The Company follows Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS No. 109") for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

 Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.


                                     F-8a

                             Wireless Wizard, Inc.
                         (A Development Stage Company)
                                   Footnotes

Recent pronouncements
---------------------
 In June 2001, SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets," were issued. SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method of accounting, and that identifiable intangible assets acquired in a business combination be recognized as an asset apart from goodwill, if they meet certain criteria. The impact of the adoption of SFAS No. 141 on our reported operating results, financial position and existing financial statement disclosure is not expected to be material.

 SFAS No. 142 applies to all goodwill and identified intangible assets acquired in a business combination. Under the new standard, all goodwill and indefinite-lived intangible assets, including that acquired before initial application of the standard, will not be amortized but will be tested for impairment at least annually. The new standard is effective for fiscal years beginning after December 15, 2001. Adoption of SFAS No. 142 effective January 1, 2002, will result in the elimination of approximately $0 of annual amortization. The Company does not expect to recognize any impaired goodwill as of January 1, 2002.

 In July 2001, SFAS No. 143, "Accounting for Asset Retirement Obligations," was issued which requires the recognition of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the carrying amount of the related long-lived asset is correspondingly increased. Over time, the liability is accreted to its present value and the related capitalized charge is depreciated over the useful life of the asset. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The impact of the adoption of SFAS No. 143 on the
 Company's reported operating results, financial position and existing financial statement disclosure is not expected to be material.

 In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued. This statement addresses the financial accounting and reporting for the impairment or disposal of long-lived assets and broadens the definition of what constitutes a discontinued operation and how results of a discontinued operation are to be measured and presented. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. The impact of the adoption of SFAS No. 144 on our reported operating results, financial position and existing financial statement disclosure is not expected to be material.






                                     F-9a

                             Wireless Wizard, Inc.
                         (A Development Stage Company)
                                   Footnotes

Stock-Based Compensation
------------------------
 The Company accounts for stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations and has adopted the disclosure-only alternative of SFAS No. 123, "Accounting for Stock-Based Compensation." Options granted to consultants, independent representatives and other non-employees are accounted for using the fair value method as prescribed by SFAS No. 123.

Year end
--------  The Company has adopted December 31 as its fiscal year end.

NOTE 3 - GOING CONCERN
The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations and it has not generated any revenues. In order to obtain the necessary capital, the Company plans to raise funds via private offering. If the securities offering does not provide sufficient capital, the shareholder of the Company has agreed to provide sufficient funds as a loan over the next twelve-month period. However, the Company is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The officers and directors are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.







                                     F-10a

                             Wireless Wizard, Inc.
                         (A Development Stage Company)
                                   Footnotes

NOTE 4 - INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

                   U.S federal statutory rate      (34.0%)
                   Valuation reserve                34.0%
                                                   -------
                   Total                               -%
                                                   =======
As of December 31, 2001, the Company has no net operating loss carry forward.

NOTE 5 - STOCKHOLDER'S EQUITY

The Company is authorized to issue 70,000,000 shares of its $0.001 par value class A common stock, 3,000,000 shares of it $0.001 par value series A preferred stock, 1,000,000 shares of it $0.001 par value series B preferred stock, and 1,000,000 shares of it $0.001 par value series C preferred stock.

On June 28, 1999, the Company issued 4,000,000 shares of its $0.001 par value common stock to an individual who is an officer and director of the Company in exchange for cash of $4,000. In addition, the individual donated capital of $470.

There have been no other issuances of common and/or preferred stock.

NOTE 6 - WARRANTS AND OPTIONS

As of September 30, 2002, December 31, 2001 and 2000, there are no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 7 - RELATED PARTY TRANSACTIONS

On June 28, 1999, the Company issued 4,000,000 shares of its $0.001 par value common stock to an individual who is an officer and director of the Company in exchange for cash of $4,000. In addition, the individual donated capital of $470.

                                      F-11a

                             Wireless Wizard, Inc.
                         (a Development Stage Company)

                                Balance Sheets
                                    as of
                          December 31, 2002 and 2001,

                                     and

                           Statements of Operations,
                     Changes in Stockholders' Equity, and
                                  Cash Flows
                              for the years ended
                           December 31, 2002 and 2001
                                      and
                                 for the period
                       June 28, 1999 (Date of Inception)
                                    through
                                December 31, 2002

                                   CONTENTS



CONTENTS
                                                        PAGE
INDEPENDENT AUDITORS' REPORT                            F-1b
BALANCE SHEETS                                          F-2b
STATEMENTS OF OPERATIONS                                F-3b
STATEMENT OF STOCKHOLDERS' DEFICIT                      F-4b
STATEMENTS OF CASH FLOWS                                F-5b
NOTES TO FINANCIAL STATEMENTS                           F-6b-12b



Beckstead and Watts, LLP
----------------------------
Certified Public Accountants
                                               3340 Wynn Road, Suite B
                                                   Las Vegas, NV 89102
                                                          702.257.1984
                                                      702.362.0540 fax

INDEPENDENT AUDITORS' REPORT


Board of Directors
Wireless Wizard, Inc.

We have audited the Balance Sheets of Wireless Wizard, Inc. (the "Company") (a Development Stage Company), as of December 31, 2002, and the related Statements of Operations, Stockholders' Equity, and Cash Flows for the year then ended and for the period June 28, 1999 (Date of Inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wireless Wizard, Inc. (a Development Stage Company) as of December 31, 2002, and the results of its operations and cash flows for the year then ended and for the period June 28, 1999 (Date of Inception) to December 31, 2002, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Beckstead and Watts, LLP
----------------------------

February 17, 2003

                                      F-1b

                          Wireless Wizard, Inc.
                      (a Development Stage Company)
                              Balance Sheets


Balance Sheets

                                                               December 31,
                                                             ----------------
                                                               2002     2001
                                                             -------  -------
Assets

Current assets:
  Cash                                                      $     -  $ 4,000
                                                            -------  -------
    Total current assets                                          -    4,000
                                                            -------  -------
                                                            $     -  $ 4,000
                                                            =======  =======

Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
  Notes payable                                             $ 2,000  $     -
                                                            -------  -------
    Total current liabilities                                 2,000        -
                                                            -------  -------

Stockholders' equity (deficit):
  Preferred stock-Series A, $0.001 par value, 3,000,000
    shares authorized, no shares issued or outstanding            -        -
  Preferred stock-Series B, $0.001 par value, 1,000,000
    shares authorized, no shares issued or outstanding            -        -
  Preferred stock-Series C, $0.001 par value, 1,000,000
    shares authorized, no shares issued or outstanding            -        -
  Common stock-Class A, $0.001 par value, 70,000,000 shares
    authorized, 4,000,000 shares issued and outstanding       4,000    4,000
  Additional paid-in capital                                    470      470
  (Deficit) accumulated during development stage             (6,470)    (470)
                                                            -------  -------
                                                             (2,000)   4,000
                                                            -------  -------
                                                            $     -  $ 4,000
                                                            =======  =======


  The accompanying notes are an integral part of these financial statements.

                                     F-2b

                           Wireless Wizard, Inc.
                       (a Development Stage Company)
                          Statements of Operations


Statements of Operations

                                         For the years ended    June 28, 1999
                                             December 31,      (Inception) to
                                         --------------------   December 31,
                                           2002       2001           2002
                                         ---------  ---------  --------------
Revenue                                  $       -  $       -  $           -
                                         ---------  ---------  -------------

Expenses:
  General and administrative expenses        6,000          -          6,470
                                         ---------  ---------  -------------
    Total expenses                           6,000          -          6,470
                                         ---------  ---------  --------------
Net (loss)                               $  (6,000) $       -  $      (6,470)
                                         =========  =========  ==============

Weighted average number of common shares
  outstanding - basic and filly diluted  4,000,000  4,000,000
                                         =========  =========

Net (loss) per share - basic and
  fully diluted                          $   (0.00) $       -
                                         =========  =========


  The accompanying notes are an integral part of these financial statements.

                                     F-3b

                           Wireless Wizard, Inc.
                       (a Development Stage Company)
          Statements of Changes in Stockholders' Equity (Deficit)


Statements of Changes in Stockholders' Equity (Deficit)

                                                        Deficit
                                                      Accumulated
                Common Stock   Additional             During the    Total
              ---------------- Paid-in Subscriptions Development Stockholders'
                Shares  Amount Capital  (Receivable)     Stage       Equity
              --------- ------ -------- ------------  ----------  -----------
June 1999
 Founders shares
 issued for
 services     4,000,000 $4,000 $    470 $     (4,000) $        -  $      470

Net (loss)
 July 28, 1999
 (Inception) to
 Dec 31, 1999                                               (470)       (470)
              --------- ------ -------- ------------  ----------  -----------

Balance,
 Dec 31, 1999 4,000,000  4,000      470       (4,000)       (470)          -

January 2000
 Cancellation of
 subscriptions
 receivable                                    4,000                   4,000

Net (loss)
 For the year ended
 Dec 31, 2000                                                  -           -
              --------- ------ -------- ------------  ----------  -----------

Balance,
 Dec 31, 2000 4,000,000  4,000      470            -        (470)      4,000

Net (loss)
 For the year ended
 Dec 31, 2001                                                  -            -
              --------- ------ -------- ------------  ----------  -----------

Balance,
 Dec 31, 2001 4,000,000  4,000      470            -        (470)      4,000

Net (loss)
 For the year ended
 Dec 31, 2002                                             (6,000)     (6,000)
              --------- ------ -------- ------------  ----------  -----------

Balance,
 Dec 31, 2002 4,000,000 $4,000 $    470 $          -  $   (6,470) $   (2,000)
              ========= ====== ======== ============  ==========  ===========


  The accompanying notes are an integral part of these financial statements.

                                      F-4b

                           Wireless Wizard, Inc.
                       (a Development Stage Company)
                          Statements of Cash Flows


Statements of Cash Flows

                                         For the years ended    June 28, 1999
                                             December 31,      (Inception) to
                                         --------------------   December 31,
                                           2002       2001           2002
                                         ---------  ---------  --------------
Cash flows from operating activities
Net (loss)                               $  (6,000) $       -  $       (6,470)
                                         ---------  ---------  --------------
Net cash (used) by operating activities     (6,000)         -          (6,470)
                                         ---------  ---------  --------------

                                         ---------  ---------  --------------
Cash flows from investing activities             -          -               -
                                         ---------  ---------  --------------

Cash flows from financing activities
  Issuances of common stock                      -      4,000           4,000
  Donated capital                                -          -             470
  Increase in notes payable                  2,000          -           2,000
                                         ---------  ---------  --------------
Net cash provided by financing activities    2,000      4,000           6,470
                                         ---------  ---------  --------------

Net increase (decrease) in cash             (4,000)     4,000               -
Cash - beginning                             4,000          -               -
                                         ---------  ---------  --------------
Cash - ending                            $       -  $   4,000  $            -
                                         =========  =========  ==============

Supplemental disclosures:
  Interest paid                          $       -  $       -  $            -
                                         =========  =========  ==============
  Income taxes paid                      $       -  $       -  $            -
                                         =========  =========  ==============


  The accompanying notes are an integral part of these financial statements.

                                       F-5b

                               Wireless Wizard, Inc.
                         (a Development Stage Company)
                                      Notes


Note 1 - History and organization of the company

The Company was organized June 28, 1999 (Date of Inception) under the laws of the State of Nevada, as Wireless Wizard, Inc. The Company has minimal operations and in accordance with SFAS #7, the Company is considered a development stage company. The Company was initially authorized to issue 20,000,000 shares of $0.001 par value common stock and 5,000,000 shares of $0.001 par value preferred stock.

On January 22, 2002, the Company amended its articles of incorporation and increased its authorized capital to 70,000,000 shares of $0.001 par value class A common stock, 3,000,000 shares of $0.001 par value series A preferred stock, 1,000,000 shares of $0.001 par value series B preferred stock, and 1,000,000 shares of $0.001 par value series C preferred stock. The series A preferred stock has voting rights with each share having a voting weight equal to 10 shares of 0.001 par value class A common stock, and each share may be converted to 10 shares of 0.001 par value class A common stock. The series B preferred stock has voting rights with each share having a voting weight equal to 2 shares of 0.001 par value class A common stock, and each share may be converted to 2 shares of 0.001 par value class A common stock. The series C preferred stock has no voting rights.

Note 2 - Accounting policies and procedures

Cash and cash equivalents
-------------------------

The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of December 31, 2002.

Revenue recognition
-------------------

The Company reports revenue as invoiced on an accrued basis.

Advertising costs
-----------------

The Company expenses all costs of advertising as incurred. There were no advertising costs included in general and administrative expenses as of December 31, 2002.





                                    F-6b

                               Wireless Wizard, Inc.
                         (a Development Stage Company)
                                      Notes


Use of estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments
-----------------------------------

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2002. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Impairment of long-lived assets
-------------------------------

Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. No such impairments have been identified by management at December 31, 2002.

Reporting on the costs of start-up activities
---------------------------------------------

Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities," which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the Company's financial statements.







                                      F-7b

                               Wireless Wizard, Inc.
                         (a Development Stage Company)
                                      Notes

Loss per share
--------------

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. As of December 31, 2002, the Company had no dilutive common stock equivalents, such as stock options or warrants.

Dividends
---------

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

Segment reporting
The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About Segments of an Enterprise and Related Information." The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income taxes
------------

The Company follows Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS No. 109") for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.


                                    F-8b

                          Wireless Wizard, Inc.
                     (a Development Stage Company)
                                 Notes


Recent pronouncements
---------------------

In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", which addresses financial accounting and reporting for costs associated with exit or disposal activities and supersedes EITF No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF No. 94-3, a liability for an exit cost was recognized at the date of an entity's commitment to an exit plan. SFAS No. 146 also establishes that the liability should initially be measured and recorded at fair value. The provisions of SFAS No. 146 will be adopted for exit or disposal activities that are initiated after December 31, 2002.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS No. 123." This Statement amends SFAS No. 123, "Accounting for Stock-Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The adoption of SFAS No. 148 is not expected to have a material impact on the company's financial position or results of operations.

In November 2002, the FASB issued FASB Interpretation ("FIN") No. 45, "Guarantors Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others", an interpretation of FIN No. 5, 57 and 107, and rescission of FIN No. 34, "Disclosure of Indirect Guarantees of Indebtedness of Others". FIN 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002; while, the provisions of the disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The company believes that the adoption of such interpretation will not have a material impact on its financial position or results of operations and will adopt such interpretation during fiscal year 2003, as required.


                                    F-9b

                               Wireless Wizard, Inc.
                         (a Development Stage Company)
                                      Notes


In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities", an interpretation of Accounting Research Bulletin No.
51. FIN No. 46 requires that variable interest entities be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or is entitled to receive a majority of the entity's residual returns or both. FIN No. 46 also requires disclosures about variable interest entities that companies are not required to consolidate but in which a company has a significant variable interest. The consolidation requirements of FIN No. 46 will apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements will apply to entities established prior to January 31, 2003 in the first fiscal year or interim period beginning after June 15, 2003. The disclosure requirements will apply in all financial statements issued after January 31, 2003. The company will begin to adopt the provisions of FIN No. 46 during the first quarter of fiscal 2003.

Stock-Based Compensation
------------------------

The Company accounts for stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations and has adopted the disclosure-only alternative of SFAS No. 123, "Accounting for Stock-Based Compensation." Options granted to consultants, independent representatives and other non-employees are accounted for using the fair value method as prescribed by SFAS No. 123.

Year end
--------

The Company has adopted December 31 as its fiscal year end.
















                                    F-10b

                          Wireless Wizard, Inc.
                     (a Development Stage Company)
                                 Notes


Note 3 - Going concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations and it has not generated any revenues. In order to obtain the necessary capital, the Company plans to raise funds via private offering. If the securities offering does not provide sufficient capital, the shareholder of the Company has agreed to provide sufficient funds as a loan over the next twelve-month period. However, the Company is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The officers and directors are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 4 - Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which
requires use of the liability method.   SFAS No.  109 provides that deferred
tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

  U.S federal statutory rate      (34.0%)
  Valuation reserve                34.0%
                                  ------
 Total                                -%
                                  ======

As of December 31, 2002, the Company has no net operating loss carry forward.


                                    F-11b

                             Wireless Wizard, Inc.
                        (a Development Stage Company)
                                    Notes

Note 5 - Stockholder's equity

The Company is authorized to issue 70,000,000 shares of its $0.001 par value class A common stock, 3,000,000 shares of it $0.001 par value series A preferred stock, 1,000,000 shares of it $0.001 par value series B preferred stock, and 1,000,000 shares of it $0.001 par value series C preferred stock.

On June 28, 1999, the Company issued 4,000,000 shares of its $0.001 par value common stock to an individual who is an officer and director of the Company in exchange for cash of $4,000. In addition, the individual donated capital of $470. (See Note 7)

During the year ended December 31, 2002, the Company received $2,000 in donated capital from an officer and director.

There have been no other issuances of common and/or preferred stock.

Note 6 - Warrants and options

As of December 31, 2002, there are no warrants or options outstanding to acquire any additional shares of common stock.

Note 7 - Related party transactions

On June 28, 1999, the Company issued 4,000,000 shares of its $0.001 par value common stock to an individual who is an officer and director of the Company. (See Note 5)

During the year ended December 31, 2002, the Company received $2,000 in donated capital from an officer and director. (See Note 5)





















                                      F-12b

                                      PART II

                    INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Except as set forth in the following part of this document, there is no charter provision, bylaw, contract, arrangement or statute under which any officer or director of the registrant is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

Nevada Law
----------

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows:

Every director, officer, or employee of the corporation shall be indemnified by the corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon her/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.

The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

The Securities and Exchange Commission's Policy on Indemnification.
-------------------------------------------------------------------

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses in connection with this offering are as follows:


                                                        Amount to be Paid
                                                        -----------------
Printing and Engraving Expenses                                $2,000
Transfer Agent fees                                            $  750
                                                              -------
Total                                                          $2,750


The foregoing expenses, except for the SEC fees, are estimated.

There will be no compensation paid or due or owing to any officer or director.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth information relating to all previous sales of Common Stock by the Registrant. This sales was not registered under the Securities
Act:

The registrant sold securities in the manner set forth below without registration under the Securities Act of 1933 (the "Act"). On or about
June 28, 1999, the company raised $4,000.00 through a cash sale of 4,000,000 shares of common stock at a price of $.001. The Company relied on exemption provided by Section 4(2) of the Securities Act of 1933, as amended, which requires that all offerees and purchasers must meet a sophistication and access to information test so as not to need the protection of registration. Under these rules, Mr. Ed DeStefano, founder of the Wireless Wizard, purchased for cash, 4,000,000 shares of the Company's common stock.


Name and Address of           Shares of     Date       Amount
Beneficial Owner    Position  Common Stock  Purchased  Paid       Paid-by
----------------------------------------------------------------  ---------
Ed DeStefano(1)       President   4,000,000   6/28/99    $4,000     Cash


(1)  Ed DeStefano, Founder, 10455 Tahiti Way, Suite 217, Marina del Rey, CA
     90292


These shares are "restricted securities," as that term is defined in the rules and regulations promulgated under the Securities Act of 1933 and are subject to certain restrictions regarding resale. The SEC has taken the position that resales cannot be made for blank check companies. Therefore, the 4,000,000 outstanding shares of common stock held by the sole officer/ director cannot be sold unless they are registered.

ITEM 27. EXHIBITS

The following exhibits are filed with this Registration Statement:

Number         Exhibit Name
------         ------------

2.1     Escrow Agreement in Accordance with Rule 419 under the
        Securities Act of 1933, as amended
3.1     Articles of Incorporation
3.2     Amended Articles of Incorporation
3.3     By-Laws
5.1     Opinion Regarding Legality
23.1    Consent of Experts
23.2    Consent of Experts
23.3.   Consent of Experts
23.4    Consent of Experts
99.1    Subscription Agreement
99.2    Management Letter to future shareholders on free use of Office Space.

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our Common Stock is contained in our Articles of Incorporation and By-Laws.


ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) Rule 415 Offering. If the small business issuer is registering securities under Rule 415 of the Securities Act, that the small business issuer will:

     1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         i. Include any prospectus required by section 10(a)(3) of the Securities Act;

         ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       iii. Include any additional or changed material information on the plan of distribution.

     2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(2) Request for acceleration of effective date. If the small business issuer will request acceleration of the effective date of the registration statement under Rule 461 under the Securities Act, include the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed the Securities Act and will be governed by the final adjudication of such issue.

 (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That all such post-effective amendments will comply with the applicable form, rules and regulations of the Securities and Exchange Commission in effect at the time of the filing.

                                 Signatures

According to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this the Registration statement to be signed on its behalf by the undersigned hereunto duly authorized in Marina del Rey, California on this day, May 7, 2003.


                                          Wireless Wizard, Inc.
                                          ---------------------
                                          (Registrant)

                                          /s/ Ed DeStefano
                                          --------------------------------
                                          Ed DeStefano
                                          President, CEO
                                          Treasurer, Chief Financial and
                                          Accounting Officer and Director

EXHIBIT INDEX

The following exhibits are filed as part of this Registration statement with the Securities and Exchange Commission, following Item 601 of Regulation
S-B.  All exhibits refer to Wireless Wizard, Inc., unless otherwise indicated.


-------------------------------------------------------------------------
       EXHIBITS
    SEC REFERENCE   TITLE OF DOCUMENT                     LOCATION
        NUMBER
-------------------------------------------------------------------------
         2.1        Escrow Agreement*                     Previously
                                                          filed
------------------------------------------------------------------------
         3.1        Articles of Incorporation*            Previously
                                                          filed
-------------------------------------------------------------------------
         3.2        Amended Articles of Incorporation*    Previously
                                                          filed
-------------------------------------------------------------------------
         3.3        Bylaws*                               Previously
                                                          filed
-------------------------------------------------------------------------
         5          Consent of Thomas C. Cook, Esq.*      Previously
                                                          filed
-------------------------------------------------------------------------
        23.1        Consent of Experts*                   Previously
                                                          filed
-------------------------------------------------------------------------
        23.2        Consent of Experts**                  Previously
                                                          filed
-------------------------------------------------------------------------
        23.3        Consent of Experts***                 Previously
                                                          filed
-------------------------------------------------------------------------
        23.4        Consent of Experts****                Previously
                                                          filed
-------------------------------------------------------------------------
        24          Consent of Thomas C. Cook, Esq.*      Previously
                                                          filed
-------------------------------------------------------------------------
        99.1        Subscription Agreement*               Previously
                                                          filed
-------------------------------------------------------------------------
        99.2        Management Letter to Shareholders*    Previously
                                                          filed
-------------------------------------------------------------------------

* Previously filed as an exhibit to the Company's Form SB-2 filed on August 30, 2002.

** Previously filed as an exhibit to the Company's Form SB-2 filed on October 8, 2002.

*** Previously filed as an exhibit to the Company's Form SB-2 filed on December 9, 2002.

**** Previously filed as an exhibit to the Company's Form SB-2 filed on March 20, 2003.